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                                                                   EXHIBIT 10.16

[MERRILL LYNCH LOGO]

         CREDIT AGREEMENT ("Loan Agreement") dated as of January 21, 2004, among BIOCREST MANUFACTURING, L.P., a Delaware limited partnership having its principal office at 1834 State Highway 71 West, Cedar Creek, Texas 78612 ("Customer"), STRATAGENE CORPORATION, a Delaware corporation (formerly known as Stratagene Holding Corporation), having its principal office at 11011 North Torrey Pines Road, La Jolla, California 92037 ("Stratagene"), BIOCREST HOLDINGS, L.L.C., a Delaware limited liability company, having its principal office at 5320 Pine Meadow Road, Wilson, Wyoming 83014 ("BH LLC"), and MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., a corporation organized and existing under the laws of the State of Delaware having its principal office at 222 North LaSalle Street, Chicago, IL 60601 ("MLBFS").

         Pursuant to each of (a) that certain WORKING CAPITAL MANAGEMENT(R) ACCOUNT AGREEMENT NO. 291-07057 and the accompanying Program Description (as the same may be, or have been, amended, modified or supplemented, the "LC Line WCMA Agreement") between Customer and MLBFS' affiliate, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("MLPF&S"), (b) that certain WORKING CAPITAL MANAGEMENT(R) ACCOUNT AGREEMENT NO. 291-07066 and the accompanying Program Description (as the same may be, or have been, amended, modified or supplemented, the "Line of Credit WCMA Agreement") between Customer and MLPF&S; and (c) that certain WORKING CAPITAL MANAGEMENT(R) ACCOUNT AGREEMENT NO. 291-07067 and the accompanying Program Description (as the same may be, or have been, amended, modified or supplemented, the "Reducing Revolver WCMA Agreement") between Customer and MLPF&S, Customer opened, or shall prior to the Activation Date open, a Working Capital Management Account pursuant to the "WCMA Service" and the "WCMA Program" described in each of the LC Line WCMA Agreement, the Line of Credit WCMA Agreement and the Reducing Revolver WCMA Agreement (individually, each shall be known as a "WCMA Agreement" and collectively, the "WCMA Agreements") and any documents incorporated therein. In the event of any conflict or inconsistency between the provisions of this Loan Agreement and the terms of the WCMA Agreements and any documents incorporated therein, the provisions of the Loan Agreement shall govern with respect to any such conflict or inconsistency. In conjunction therewith and as part of the WCMA Program, Customer has requested that MLBFS provide, and subject to the terms and conditions herein set forth MLBFS has agreed to provide, three commercial lines of credit for Customer. Customer has also requested that MLBFS provide Customer with certain other credit facilities and, subject to the terms and conditions, hereof, MLBFS has agreed to provide such facilities.

         Accordingly, and in consideration of the premises and of the mutual covenants of the parties hereto, Customer and MLBFS hereby agree as follows:

                             ARTICLE I. DEFINITIONS

         1.1 SPECIFIC TERMS. In addition to terms defined elsewhere in this Loan Agreement, when used herein the following terms shall have the following meanings:

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                  "ACTIVATION DATE" shall mean the date upon which MLBFS shall cause the WCMA Line of Credit to be fully activated under MLPF&S' computer system as part of the WCMA Program.

                  "ALTERNATE CREDIT FACILITY" shall have the meaning ascribed thereto in the Indenture.

                  "ANNUAL NET INCOME" shall mean, as of any date of determination, the consolidated net income of Stratagene for the twelve-month fiscal period then ending, determined in accordance with GAAP, consistently applied.

                  "APPLICABLE INTEREST RATE" shall mean (i) in the case of each WCMA Revolving Loan, the sum of 2.40% plus One-Month LIBOR, (ii) in the case of each WCMA Reducing Revolver Loan, the sum of 2.55% plus One-Month LIBOR, (iii) in the case of the Term Loan, the sum of 1% plus the Prime Rate and (iv) in the case of outstanding payment and reimbursement obligations with respect to the WCMA L/C Line of Credit and Letter(s) of Credit, the sum of 2.40% plus One-Month LIBOR. The Applicable Interest Rate shall, in all instances, be calculated on the basis of a year of 360 days and the actual number of days elapsed. The parties acknowledge that calculating interest on this basis produces an annualized effective interest rate exceeding that of the nominal rate.

                  "APPLICATION" shall mean the applicable Issuing Bank's document or documents used to apply for and request, with MLBFS' prior approval, a Letter of Credit to be issued by such Issuing Bank under the Loan Agreement and the applicable CLC Agreement. In the case of Bank of America, "Application" means and refers to the applications attached to the CLC Agreement.

                  "BANKRUPTCY EVENT" shall mean any of the following: (i) a proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, liquidation, winding up or receivership law or statute shall be commenced, filed or consented to by any Credit Party; or (ii) any such proceeding shall be filed against any Credit Party and shall not be dismissed or withdrawn within sixty (60) days after filing; or (iii) any Credit Party shall make a general assignment for the benefit of creditors; or (iv) any Credit Party shall generally fail to pay or admit in writing its inability to pay its debts as they become due; or (v) any Credit Party shall be adjudicated a bankrupt or insolvent; or (vi) any Credit Party shall take advantage of any other law or procedure for the relief of debtors or shall take any action to effect any of the foregoing; or (vii) a receiver, trustee, custodian, fiscal agent or similar official for any Credit Party or for any substantial part of any of their respective property or assets shall be sought by such Credit Party or appointed.

                  "BASTROP IDA" shall mean the Bastrop County Industrial Development Corporation, a nonstock, nonprofit industrial development corporation existing under the laws of the State of Texas, and acting on behalf of Bastrop County, Texas.

                  "BH ASSET ACQUISITION" shall mean the acquisition of assets of BH LLC by Stratagene's wholly owned subsidiary, Stratagene California, a California corporation formerly known as Stratagene ("Stratagene California"), contemplated by the term sheet annexed as Section 5.18 to the Stratagene Schedule of Exceptions To Representations and Warranties which is part of the Merger Agreement.

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                  "BIOCREST BOND ISSUE" shall mean the $9,100,000 Bastrop County
Industrial Development Corporation Variable Rate Demand Industrial Revenue Bonds (BioCrest Partners, L.P. Project) Series 1997 issued by the Bastrop IDA.

                  "BIOSENSE" shall mean BioSense Partners, L.P., a Delaware limited partnership.

                  "BONDS" shall mean, collectively, the bonds constituting the BioCrest Bond Issue issued by the Bastrop IDA in the aggregate original principal amount of $9,100,000.

                  "BORROWING BASE" shall mean on any date (x) the sum as of such date of (i) 80% of the Eligible Accounts of Customer and BioCrest Corporation, a Delaware corporation ("BioCrest Corporation"), and, after the Merger Effective Date, Hycor, (ii) the lesser of 45% of Customer's, BioCrest Corporation's and Stratagene's Eligible Inventory and $2,000,000, (iii) 80% of the Orderly Liquidation Value of Customer's, BioCrest Corporation's and Stratagene's machinery and equipment (excluding fixtures other than moveable trade fixtures) plus, after the Merger Effective Date, provided that MLBFS shall have received an appraisal of Hycor's machinery and equipment reasonably satisfactory in form and substance to MLBFS and from an appraiser selected by MLBFS, 80% of the Orderly Liquidation Value of Hycor's machinery and equipment (excluding fixtures other than moveable trade fixtures) and (iv) the Net Equity in the Real Property less (y) the outstanding principal balance of WCMA Reducing Revolving Loans.

                  "BUSINESS CREDIT PARTY" shall mean each Credit Party that is not a natural person.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, federal holiday or other day on which the New York Stock Exchange is regularly closed.

                  "CAPITAL EXPENDITURES" shall mean expenditures for any fixed assets or improvements, replacements, substitutions or additions thereto which
(a) have a useful life of more than one year or (b) are otherwise required to be characterized as non-current assets under GAAP, including, without limitation, capitalized legal costs and assets acquired pursuant to Capital Leases.

                  "CAPITAL LEASE" shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

                  "CAPITAL LEASE OBLIGATIONS" shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

                  "CAPITAL STOCK" shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "CERTIFICATE OF COMPLIANCE" shall mean, as applicable, that duly executed certificate, in substantially the same form as EXHIBIT B attached hereto to the extent such

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certificate shall be applicable, of the president, chief financial officer or chief executive officer of Stratagene, certifying as to the matters set forth in such certificate.

                  "CHANGE OF CONTROL" shall mean the occurrence of any or more of the following events: (a) prior to the Merger Effective Date, the percentage of Voting Stock of Stratagene beneficially owned by JAS (including Voting Stock held of record by the JAS Trusts and BioSense (but, in the case of each JAS Trust and BioSense, only so long as the Required Conditions are met)) is less than 62% of the combined voting power of all Voting Stock of Stratagene, (b) after the Merger Effective Date, the percentage of Voting Stock of Stratagene beneficially owned by JAS (including Voting Stock held of record by the JAS Trusts and BioSense (but, in the case of each JAS Trust and BioSense, only so long as the Required Conditions are met)) is less than 34% of the combined voting power of all Voting Stock of Stratagene (c) JAS shall for any reason, cease to be the Chief Executive Officer of Stratagene or, in the reasonable business judgment of MLBFS, JAS is no longer otherwise controlling the day to day operation and management of Stratagene, (d) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of
1934) becomes the beneficial owner of a greater percentage of Voting Stock of Stratagene than the percentage of Voting Stock of Stratagene beneficially owned by JAS (including Voting Stock held of record by the JAS Trusts and BioSense (but, in the case of each JAS Trust and BioSense, only so long as the Required Conditions are met)), (e) during any period of 24 consecutive months, a majority of members of the board of directors or other equivalent governing body of Stratagene cease to be composed of individuals: (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors). As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934.

                  "CLC AGREEMENT" shall mean the Continuing Agreement for Letters of Credit for Clients of Merrill Lynch Business Financial Services Inc. in the form of a letter which Customer delivers to the Issuing Bank in connection with the issuance of any Letter of Credit and which is acknowledged by MLBFS.

                  "CLOSING CERTIFICATE" shall mean a certificate in the form of EXHIBIT C hereto.

                  "CLOSING DATE" shall mean the date upon which all conditions precedent to MLBFS' obligation to make the Loans and provide for the issuance of any Letter of Credit shall have been met to the satisfaction of MLBFS or otherwise waived by MLBFS.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

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                  "COLLATERAL" shall mean the WCMA Accounts, all Accounts,
Chattel Paper, Contract Rights, Inventory, Equipment, Fixtures, General Intangibles (including, without limitation, Patents, Trademarks and Copyrights), Deposit Accounts, Documents, Instruments, Investment Property and Financial Assets of Customer, howsoever arising, whether now owned or existing or hereafter acquired or arising, and wherever located; together with all parts thereof (including spare parts), all accessories and accessions thereto, all books and records (including computer records) directly related thereto, all proceeds thereof (including, without limitation, proceeds in the form of Accounts and insurance proceeds), and the additional collateral described in
Section 7.6(b) hereof and the "Other Property" as defined in the Deed of Trust and the Second Deed of Trust.

                  "COPYRIGHTS" shall mean (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office including, without limitation, any thereof referred to in Section 7.1(j) of the Disclosure Schedule and (b) all renewals thereof including, without limitation, any thereof referred to in Section 7.1(j) of the Disclosure Schedule.

                  "COMMITMENT EXPIRATION DATE" shall mean (i) the Maturity Date, in the case of WCMA Revolving Loans and WCMA Reducing Revolving Loans, (ii) June 30, 2004 in the case of the WCMA LC Line of Credit (subject to extension in accordance with the terms hereof), (iii) January 23, 2004 in the case of the Term Loans or (iv) in each case described in clause (i), (ii) and (iii), if earlier, the date on which the commitments of MLBFS hereunder are terminated pursuant to Section 7.6.

                  "CREDIT PARTY" and "Credit Parties" shall mean, individually or collectively, the Customer and the Guarantors.

                  "DEED OF TRUST" shall mean that certain Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents given on even date herewith by Customer in favor of MLBFS subjecting the Real Property to a first lien in favor of MLBFS.

                  "DEFAULT" shall mean either an Event of Default, or an event which with the giving of notice, passage of time, or both, would constitute such an Event of Default.

                  "DEFAULT RATE" shall mean an annual interest rate equal to the lesser of: (i) two percentage points over the Applicable Interest Rate; or (ii) the highest interest rate allowed by applicable law.

                  "DISCLOSURE SCHEDULE" shall mean the Disclosure Schedule dated January 21, 2004 delivered by the Credit Parties to MLBFS and annexed hereto.

                  "DOCUMENT" shall mean not only documents of title, but also all other papers, securities, invoices, certificates, letters, notices, receipts, telegrams, telex or telephonic transmissions, facsimiles, computer data printouts and any other tangible expression of words or data, whether transmitted or delivered by written, electromagnetic or other means.

                  "EBITDA" shall mean Stratagene's consolidated earnings before interest, taxes, depreciation, amortization and non-cash items (excluding any one-time gains or losses realized from asset sales and other extraordinary transactions) plus Transaction Costs not exceeding an aggregate amount of (i) $2,082,000 if the Merger Agreement is terminated and the Merger Effective Date has not occurred and (ii) $4,532,000 if the Merger Effective Date occurs,

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Excluded Non-Cash Accruals and losses (minus gains) from foreign currency translations (in each case to the extent deducted in calculating EBITDA for the relevant period), in each case determined in accordance with GAAP, consistently applied. EBITDA shall be determined on a trailing twelve-month basis, in accordance with Stratagene's financial statements furnished to MLBFS pursuant to
Section 7.2(a)(i) or 7.2(a)(ii) hereof, as the case may be.

                  "ELIGIBLE ACCOUNTS" shall mean, as to any Person, all accounts receivable of such Person other than accounts receivable (i) which have remained unpaid for more than 90 days after the date of their creation; (ii) which are owed by any Person where 50% or more of the receivables owed by such Person would be excluded by reason of clause (i) of this definition (the "50% Rule");
(iii) which are owed by any Affiliate of the obligee; (iv) which are payable by any Person not incorporated or organized in a jurisdiction which is part of the United States of America or any state thereof except to the extent covered by credit insurance in amount and on terms and issued by an insurer, in each case reasonably satisfactory to MLBFS; (v) as to which the goods which gave rise to the receivable have been or are being returned or as to which a credit has been claimed but only to the extent of such return or claimed credit; (vi) as to which (collectively, "Contras") the account party has (or claimed the right to) set off against or has netted out (or claimed the right to net out) charge backs or other amounts due such account party by the obligee but only to the extent of such Contra; (vii) as to which there are accrued and unpaid late charges, to the extent of such late charges (provided, that this clause (vii) shall not derogate from the provisions of clause (i) above); (viii) which arise from the provision of services; (ix) to the extent such accounts receivable arise from license fees; or (x) which are payable by any Person which is the subject of any voluntary or involuntary bankruptcy or insolvency proceeding (state or federal), which has made a general assignment for the benefit of creditors or had a receiver, trustee or other similar official appointed with respect to all or a substantial portion of its properties or which has ceased doing business.

                  "ELIGIBLE INVENTORY" shall mean, as to any Person, all raw materials and finished goods of such Person which are located within the United States of America excluding inventory (i) which is subject to a Lien (other than in favor of MLBFS or constituting a Permitted Lien), (ii) in which MLBFS does not have a first priority perfected security interest, (iii) with respect to which any representations or warranties contained in the Loan Documents are untrue, (iv) consisting of packaging and supplies, (v) consisting of demonstration items and samples, (vi) consisting of repair or service parts,
(vii) consisting of returned or rejected goods, (viii) consisting of work in process or (ix) consisting of slow moving goods which are the subject of excess/obsolete reserves in the general ledger of such Person.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 as the same from time to time may be amended, supplemented or modified, and all regulations promulgated thereunder.

                  "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with any Business Credit Party would be deemed to be a single employer under Section 414 of the Code.

                  "EVENT OF DEFAULT" shall have the meaning ascribed thereto in
Section 7.5.

                  "EVENT OF LOSS" shall mean the occurrence of any event whereby any tangible Collateral is damaged beyond repair, lost, totally destroyed or confiscated.

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                  "EXCESS INTEREST" shall mean any amount or rate of interest
(including the Default Rate and, to the extent that they may be deemed to constitute interest, any prepayment fees, late charges and other fees and charges) payable, charged or received in connection with any of the Loan Documents which exceeds the maximum amount or rate of interest permitted under applicable law.

                  "EXCLUDED NON-CASH ACCRUALS" shall mean (i) non-cash accruals for any non-recurring financing costs related to the consummation of the transactions contemplated by the Merger Agreement, the BH Asset Acquisition, the modification of the Indebtedness evidenced by the Subordinated Debt Documents, and the discharge of Indebtedness owing to Stratagene by JAS and the former spouse of JAS as contemplated by Section 7.3(q) and any amortization thereof during such period and (ii) any interest expense not required to be paid currently in cash, except to the extent actually paid in cash.

                  "EXISTING DEED OF TRUST" shall mean the Amended and Restated Deed of Trust and Security Agreement and Assignment of Leases and Rents and Fixture Filing regarding the Real Property, from the Customer to Union Bank dated August 10, 1998 and recorded as document #199810694 of the real property records of Bastrop County, Texas.

                  "FIXED CHARGE COVERAGE RATIO" shall mean the ratio of: (a) EBITDA minus unfunded Capital Expenditures of Stratagene and its consolidated subsidiaries to (b) the sum of the aggregate principal and interest paid or accrued in respect of any Indebtedness by Stratagene and its consolidated subsidiaries, the aggregate rental under Capital Leases paid or accrued by Stratagene and its consolidated subsidiaries, any dividends and other distributions paid or payable by Stratagene to its stockholders, any management fees paid to any Person other than a wholly owned domestic subsidiary of Stratagene or BH LLC, any earn-out payments made by Stratagene pursuant to the Merger Agreement, and taxes paid in cash (collectively "Fixed Charges"); all as determined in accordance with GAAP, consistently applied, on a trailing twelve-month basis or on an annual basis from the regular fiscal year end consolidated financial statements of Stratagene furnished to MLBFS pursuant to
Section 7.2(a)(i) or 7.2(a)(ii) hereof, as the case may be.

                  "FIXED CHARGES" shall have the meaning ascribed thereto in the definition of Fixed Charge Coverage Ratio.

                  "GAAP" shall mean the generally accepted accounting principles in effect in the United States of America from time to time.

                  "GENERAL FUNDING CONDITIONS" shall mean each of the following conditions to any Loan or issuance of any Letter of Credit by MLBFS or any Issuing Bank hereunder: (i) Customer shall have validly subscribed to and continued to maintain the WCMA Accounts and WCMA Service with MLPF&S, and the WCMA Accounts shall then be reflected as active "commercial" WCMA Accounts (i.e., ones with line of credit capabilities) on MLPF&S' WCMA computer system;
(ii) no Default or Event of Default shall have occurred and be continuing or would result from the making of such Loan or issuance of such Letter of Credit hereunder by MLBFS or any Issuing Bank; (iii) there shall not have occurred and be continuing any material adverse change since September 30, 2003 in the business or financial condition of the Business Credit Parties taken as a whole;
(iv) all representations and warranties of all of the Credit Parties herein or in any of the Loan Documents shall then be true and correct in all material respects; (v) MLBFS shall have received this Loan Agreement and all of the other

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Loan Documents (including, without limitation, each of the Loan Documents described in the definition of "Real Property Funding Condition") duly executed and filed or recorded where applicable, all of which shall be in form and substance satisfactory to MLBFS; (vi) MLBFS shall have received evidence reasonably satisfactory to it as to the ownership of the Collateral and the perfection and priority of MLBFS' liens and security interests thereon, as well as the ownership of and the perfection and priority of MLBFS' liens and security interests on any other collateral for the Obligations furnished pursuant to any of the Loan Documents; (vii) MLBFS shall have received evidence reasonably satisfactory to it of the insurance required hereby or by any of the Loan Documents; (viii) MLBFS shall have received a fully executed original of the Subordination Agreement together with an agreement among Stratagene and the holders of the Indebtedness evidenced by the Subordinated Debt Documents amending the terms thereof in form and substance satisfactory to MLBFS and (ix) any additional conditions specified in the commitment letter dated October 21, 2003 and executed by MLBFS with respect to the transactions contemplated hereby shall have been met to the satisfaction of MLBFS or otherwise waived.

                  "GUARANTOR" shall mean (i) Stratagene, BH LLC, Stratagene California, BioCrest Corporation, SHC Acquisition Sub, Inc., a Delaware corporation, BioCrest Management, L.L.C., a Delaware limited liability company, BioCrest Limited, L.L.C., a Delaware limited liability company, BioCrest Sales, L.P., a Delaware limited partnership, and Phenogenex, L.L.C., a Delaware limited liability company, (ii) all future wholly owned domestic subsidiaries of Stratagene (including, without limitation, Hycor from and after the Merger Effective Date) or BH LLC, (iii) JAS (but only so long as is provided in the JAS Guaranty) and (iv) each other Person obligated under a guaranty or other undertaking by which such Person guarantees or assumes responsibility in any capacity for the payment or performance of any of the Obligations.

                  "GUARANTY" shall mean the Irrevocable and Unconditional Guaranty dated as of January 21, 2004 by Stratagene, BH LLC and their domestic subsidiaries from time to time party thereto in favor of MLBFS.

                  "GUARANTY OBLIGATIONS" shall mean, with respect to any Person, without duplication, any obligations of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, assets, securities or services primarily for the purpose of assuring the holder of such Indebtedness of the ability of such Persons to make such payments, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "HYCOR" shall mean Hycor Biomedical Inc., a Delaware corporation, as the corporation which will survive the Merger contemplated by the Merger Agreement and become a wholly owned subsidiary of Stratagene.

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                  "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (k) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, and (l) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

                  "INDENTURE" shall mean the Indenture of Trust dated as of April 7, 1997 between the Bastrop IDA and First Bank National Association, as Trustee with respect to the BioCrest Bond Issue.

                  "INITIAL MATURITY DATE" shall mean the first date upon which the WCMA Revolving Loans will mature (subject to renewal in accordance with the terms hereof); to wit: January 31, 2005.

                  "INTEREST DUE DATE" shall mean the first Business Day of each calendar month during the term hereof.

                  "IRB TRUSTEE" shall mean U.S. Bank National Association, formerly First Bank National Association, or any successor Trustee under the Indenture.

                  "ISSUING BANK" refers as of the date hereof to Bank of America, N.A. ("Bank of America"). MLBFS reserves the right without the consent of Customer to designate any other or additional financial institutions as an Issuing Bank, and upon any such designation by MLBFS, such other or additional financial institutions shall be included in the definition of Issuing Bank and Issuing Banks for all purposes hereof; provided, that Customer shall have received prior notice of the designation of any other or new additional financial institution as an Issuing Bank not less than 90 days prior to the then expiration date of the Back to Back L/C or Direct Pay Letter of Credit (the "Applicable L/C"). In the event the proposed new Issuing Bank is not acceptable to the beneficiary of the Applicable L/C, does not agree to issue a letter of credit in the form of the Applicable L/C or has a credit rating which would cause the Bonds to have a credit rating which is less than that accorded the Bonds on the date hereof or would cause the Bonds to be subject to a mandatory tender, Customer may instruct MLBFS to not designate such financial institution as an Issuing Bank. Any such instruction not to designate a new Issuing Bank shall immediately terminate the commitment of MLBFS under Article VI.

                  "JAS" shall mean Joseph A. Sorge, M.D., an individual with an office at 11011 North Torrey Pines Road, La Jolla, California 92037.

                  "JAS GUARANTY" shall mean the Individual Guaranty dated as of January 21, 2004 made by JAS in favor of MLBFS.

                  "JAS TRUSTS" shall mean J.A. Sorge Trust I, dated December 22, 1989, as amended, J.A. Sorge Trust II, dated December 26, 1989, as amended, J.A. Sorge Trust III, dated December 22, 1989, as amended, J.A. Sorge Trust IV dated December 26, 1989, as amended, and the Joseph A. Sorge Charitable Remainder Trust dated December 26, 2002, JAS being the sole trustee of each such trust.

                  "LETTER OF CREDIT" shall have the meaning ascribed thereto in
Section 6.1.

                  "LETTER OF CREDIT ARRANGEMENT" shall mean the arrangement made between MLBFS and each Issuing Bank with respect to the issuance of Letters of Credit as contemplated hereby.

                  "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

                  "LINE FEE" shall mean a fee of $20,000.00 payable annually by Customer to MLBFS in accordance with the provisions of Section 2.2 hereof.

                  "LOAN" shall mean any WCMA Revolving Loan, WCMA Reducing Revolving Loan, and the Term Loan, as the case may be, and collectively, the "Loans".

                  "LOAN DOCUMENTS" shall mean this Loan Agreement, the Note, the Deed of Trust, the Second Deed of Trust, the Subordination Agreement, the Security Agreement, the Stock Pledge, the Guaranty, the JAS Guaranty, the Membership Pledge, the Assignment of Permits, Agreements, Licenses, Franchises and Authorizations dated January 21, 2004 made by Customer in favor of MLBFS, the Subordinate Assignment of Permits, Agreements, Licenses, Franchises and Authorizations dated January 21, 2004 made by Customer in favor of MLBFS, the Absolute Assignment of Real Property Leases and Rents dated January 21, 2004 made by Customer in favor of MLBFS, the Subordinate Absolute Assignment of Real Property Leases and Rents dated January 21, 2004 made by Customer in favor of MLBFS, the Environmental Indemnity Agreement dated January 21, 2004 made by Customer in favor of MLBFS, any other guaranty of any of the Obligations and all other security and other instruments, assignments, certificates, certifications and agreements of any kind relating to any of the Obligations, whether obtained, authorized, authenticated, executed, sent or received concurrently with or subsequent to this Loan Agreement, or which evidence the creation, guaranty or collateralization of any of the Obligations or the granting or perfection of liens or security interests upon any Collateral or any other collateral for the Obligations, including any modifications, amendments or restatements of the foregoing.

                  "LOCATION OF TANGIBLE COLLATERAL" shall mean the address of Customer set forth at the beginning of this Loan Agreement, together with any other address or addresses set forth on EXHIBIT A hereto as being a Location of Tangible Collateral.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, operations, or financial condition of the Business Credit Parties, taken as a whole, (b) the ability of Customer or any Business Credit Party to perform its obligations, when such obligations are required to be performed, under this Loan Agreement, or any other Loan Document, (c) the validity or enforceability of this Loan Agreement or any of the other Loan Documents or the rights or remedies of MLBFS hereunder or thereunder, or (d) the validity, perfection or priority of any Lien granted to MLBFS pursuant to any of the Loan Documents.

                  "MATERIAL CONTRACT" shall mean any contract or other arrangement, whether written or oral, to which the Customer or any Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

                  "MATURITY DATE" shall mean (i) in the case of the WCMA Revolving Loans, January 31, 2005 (subject to renewal in accordance with the terms hereof), (ii) in the case of the WCMA Reducing Revolver, January 31, 2007,
(iii) in the case of the Term Loan, May 1, 2006, and (iv) in the case of the WCMA L/C Line of Credit, April 30, 2005 (subject to renewal in accordance with the terms hereof).

                  "MAXIMUM LETTER OF CREDIT AMOUNT" shall mean, with respect to all Letters of Credit requested to be outstanding at the same time (whether or not issued at the same time) an aggregate available amount not exceeding $5,748,416.44.

                  "MAXIMUM WCMA REDUCING REVOLVING LINE OF CREDIT" shall mean $9,000,000 as the same shall be reduced in accordance with Section 3.10 hereof.

                  "MAXIMUM WCMA REVOLVING LINE OF CREDIT" shall mean , at any time, the lesser of (i) $4,000,000.00 and (ii) the Borrowing Base.

                  "MEMBERSHIP PLEDGE" shall mean the Membership Pledge and Security Agreement dated as of January 21, 2004 made by BH LLC in favor of MLBFS.

                  "MERGER AGREEMENT" shall mean that certain Agreement and Plan of Reorganization by and among Stratagene, SHC Acquisition Sub, Inc. and Hycor dated as of July 24, 2003, as amended by Amendment No. 1 to Agreement and Plan of Reorganization by and among Stratagene, SHC Acquisition Sub, Inc. and Hycor dated as of December 29, 2003, as the same may be amended or restated from time to time with the prior written consent of MLBFS in its reasonable discretion.

                  "MERGER DOCUMENTS" shall have the meaning assigned to such term in Section 7.1(n)(i) hereof.

                  "MERGER EFFECTIVE DATE" shall mean the date all conditions precedent to the transactions contemplated by the Merger Agreement have been satisfied (or waived) and such transactions have been consummated with the effect that Hycor has become a wholly owned subsidiary of Stratagene.

                  "MULTIEMPLOYER PLAN" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NET EQUITY IN THE REAL PROPERTY" shall mean, on any date, 80% of the most recent MAI - appraised fair market value of the Real Property, plus the amount of monies then on deposit in the Sinking Fund and less the aggregate obligations secured by the Deed of Trust.

                  "NET WORTH" shall mean at any time of determination Stratagene's consolidated total assets minus its consolidated total liabilities determined in accordance with GAAP, consistently applied, and minus the aggregate amount directly or indirectly owed to Stratagene by any officer, shareholder or affiliate of Stratagene.

                  "NOTE" shall mean the Term Note.

                  "OBLIGATIONS" shall mean all liabilities, indebtedness and other obligations of Customer to MLBFS, howsoever created, arising or evidenced, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary or joint or several, in each case arising under any of the Loan Documents, and, without limiting the generality of the foregoing, shall include principal, accrued interest (including without limitation interest accruing after the filing of any petition in bankruptcy), all advances made by or on behalf of MLBFS under the Loan Documents, collection and other costs and expenses incurred by or on behalf of MLBFS, whether incurred before or after judgment and all present and future liabilities, indebtedness and obligations of Customer under this Loan Agreement and the other Loan Documents.

                  "ONE-MONTH LIBOR" shall mean, as of any date of determination, the interest rate then most recently published in the "Money Rates" section of The Wall Street Journal as the one-month London Interbank Offered Rate. Any Applicable Interest Rate which is based in part on One-Month Libor will change as of the date of publication in The Wall Street Journal of a One-Month LIBOR that is different from that published on the preceding Business Day. If more than one "One-Month Libor" rate is published in The Wall Street Journal for any day, then the highest of such rates shall apply. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the "One-Month LIBOR", MLBFS will choose a reasonably comparable index or source to use as the basis for the Applicable Interest Rates which were based on One-Month Libor.

                  "ORDERLY LIQUIDATION VALUE" shall have the meaning ascribed to such term in the Marshall Stevens' appraisal addressed to MLBFS, and dated August 25, 2003 of the machinery and equipment of Customer, BioCrest Corporation and Stratagene.

                  "PATENTS" shall mean (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Section 7.1(j) of the Disclosure Schedule, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Section 7.1(j) of the Disclosure Schedule.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any entity succeeding to any or all of its functions under ERISA.

                  "PERMITTED LIENS" shall mean (x) in the case of the Real Property, (i) Permitted Exceptions (as such term is defined in the Deed of Trust and Second Deed of Trust), and (ii), in the event the Deed of Trust is released and an Alternate Credit Facility is effected other than by an Issuing Bank as contemplated by Article VI hereof, (A) a deed of trust in favor of the institution providing such Alternate Credit Facility securing amounts due in respect of such Alternate Credit Facility to the extent they relate to the BioCrest Bond Issue and related obligations similar in form and substance to the other obligations secured by the Deed of Trust and related documents and (B) other ancillary documents related to the pledge of an interest in the Real Property to secure payment of such Alternate Credit Facility, including, without limitation, an assignment of leases and rents and an assignment of permits, agreements, licenses, franchises and authorizations, or similar documents relating to or appurtenant to the Real Property, and (y) in the case of any real or personal property other than the Real Property, (i) Liens created by, or otherwise existing or permitted under or in connection with, this Loan Agreement or the other Loan Documents in favor of MLBFS; (ii) purchase money Liens securing purchase money indebtedness and Capital Leases (and refinancings thereof) to the extent permitted under Section 7.3(n) hereof; (iii) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the relevant Person, if required by and in conformity with GAAP;
(iv) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; (v) pledges or deposits made in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (vi) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (vii) leases or subleases of real property granted to any Person in the ordinary course of business which do not interfere in any material respect with the ordinary conduct of the business of any Credit Party or result in a material diminution in the value of the Collateral taken as a whole; (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements) , in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property); (ix) easements, rights-of-way, restrictions, encroachments and other minor defects or irregularities in title, in each case which do not interfere in any material respect with the ordinary conduct of the business of any Credit Party or result in a material diminution in the value of the Collateral taken as a whole; (x) any (A) interest or title of a lessor or sublessor under any lease not prohibited by this Loan Agreement or the other Loan Documents, (B) Lien or restriction that the interest or title of such lessor or sublessor may be subject to or (C) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (B);
(xi) Liens arising from filing UCC financing statements filed solely to give notice of leases permitted by this Loan Agreement; (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xiii) any zoning, land use or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; (xiv) licenses of patents, trademarks and other intellectual property rights granted by any Credit Party in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Credit Party; (xv) Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry; (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Credit Party in the ordinary course of business; and (xvii) leases and subleases and Liens existing on the Closing Date and set forth in SECTION 1.1(a) of the Disclosure Schedule and extensions, renewals or replacements thereof; provided that (a) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and (b) the principal amount of any Indebtedness secured by such Liens shall not be increased; and (xviii) judgments not constituting an Event of Default.

                  "PERSON" shall mean any natural person and any corporation, partnership (general, limited or otherwise), limited liability company, trust, association, joint venture, governmental body or agency or other entity having legal status of any kind.

                  "PLAN" shall mean any "employee benefit plan" under Section 3(3) of ERISA (a) which covers the employees or former employees of any Business Credit Party or an ERISA Affiliate, under which any Business Credit Party or an ERISA Affiliate has any obligation to contribute or liability or under which such Person or an ERISA Affiliate has made contributions within the preceding five years and (b) which is covered by Title IV of ERISA or to which Section 302 of ERISA, Section 412 of the Code or Subtitle J of the Code applies. References herein to a Plan shall include any Plan which is a Multiemployer Plan.

                  "PRIME RATE" shall mean the rate of interest published in The Wall Street Journal from time to time as the Prime Rate. If more than one Prime Rate is published in The Wall Street Journal for a day, the average of the published Prime Rates shall be used, and such average shall be rounded up to the nearest one-quarter of one percent (1/4%). If The Wall Street Journal ceases to publish the "Prime Rate" MLBFS shall select an equivalent publication that publishes such "Prime Rate", and if such Prime Rates are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then MLBFS shall select a comparable interest rate index.

                  "REAL PROPERTY" shall mean the real property and improvements subject to the Lien of the Deed of Trust and Second Deed of Trust and commonly known as 1834 State Highway 71 West, Cedar Creek, Texas 78612.

                  "REAL PROPERTY FUNDING CONDITION" shall mean that Customer, at Customer's expense, shall have furnished or caused to be furnished to MLBFS all of the following, in form and substance reasonably satisfactory to MLBFS: (i) a release or satisfaction of the Existing Deed of Trust in form for recording;
(ii) the Deed of Trust and Second Deed of Trust upon the Real Property in favor of MLBFS (including an assignment of rents and a security agreement granting to MLBFS a security interest upon all fixtures now or hereafter located upon the Real Property) in form for recording and any consent of the IRB Trustee or other Person required in connection with such release or satisfaction of the Existing Deed of Trust and recordation of the Deed of Trust and Second Deed of Trust;
(iii) policies or commitments for policies of ALTA mortgagee's title insurance insuring MLBFS' liens upon the Real Property in the aggregate amount of $10,300,000, issued by Chicago Title Insurance Company, Lawyers Title Insurance Company or one of their agents, or another title company selected by MLBFS and Customer, with such special endorsements as may reasonably be required by MLBFS and subject only to exceptions reasonably acceptable to MLBFS; (iv) a Phase 1 Environmental Audit Report on the Real Property disclosing no conditions that are reasonably unacceptable to MLBFS; (v) an appraisal of the Real Property prepared by an M.A.I. appraiser selected by MLBFS demonstrating a fair market value reasonably acceptable to MLBFS; (vi) a survey of the Real Property reasonably acceptable to MLBFS, together with a certification from the surveyor that performed said surveys with respect to such matter as MLBFS may reasonably request or such other documentation addressing the information that an "as built" survey would provide as is acceptable to MLBFS; and (vi) such other agreements, documents and instruments in connection with the Real Property or MLBFS' lien thereon as MLBFS or the title insurance company may reasonably require.

                  "RENEWAL YEAR" shall mean and refer to the 12-month period immediately following the Initial Maturity Date and each 12-month period thereafter.

                  "REPORTABLE EVENT" shall mean any event set forth in Section 4043(b) of ERISA or the regulations thereunder for which notice to the PBGC has not been waived. For purposes of Section 7.5(i), any such event shall be deemed to have occurred on the date by which notice of such event is required to be provided to the PBGC with respect thereto.

                  "REQUIRED CONDITIONS" shall mean (i) in the case of each of the JAS Trusts, JAS is the sole trustee of such Trust with power to vote the Voting Stock of Stratagene held by such Trust and (ii) in the case of BioSense, the BioSense Trust owns a 99% limited partnership interest in BioSense, JAS is the sole trustee of the BioSense Trust, BioSense Management, L.L.C., a Delaware limited liability company, owns a 1% general partnership interest in BioSense and JAS is the sole manager of BioSense Management, L.L.C. As used herein, "BioSense Trust" means the BioSense 1997 Trust Irrevocable Trust Agreement dated March 1, 1997, made by and between Maryanne E. Sorge, as settlor and JAS, as trustee for the benefit of the beneficiaries.

                  "SECOND DEED OF TRUST" shall mean that certain Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents given on even date herewith by Customer in favor of MLBFS subjecting the Real Property to a second lien in favor of MLBFS.

                  "SECURITY AGREEMENT" shall mean the Security Agreement dated as of January 21, 2004 among Stratagene, BH LLC and their domestic subsidiaries from time to time party thereto and MLBFS.

                  "SENIOR DEBT TO EBITDA RATIO" shall mean the ratio of (a) all Indebtedness of Stratagene and its consolidated subsidiaries for borrowed money, including, without limitation, the outstanding balance under any revolving credit facilities of Customer and the Obligations, excluding however any such Indebtedness subject to the Subordination Agreement (and any other Indebtedness permitted by the terms hereof that is subordinated in right of payment to the Obligations pursuant to a written agreement executed by the holder of such Indebtedness in favor of MLBFS and in form and substance satisfactory to MLBFS) to (b) EBITDA, all as determined on a trailing twelve-month basis as set forth in Stratagene's consolidated financial statements furnished to MLBFS pursuant to
Section 7.2(a)(i) or 7.2(a)(ii) hereof, as the case may be.

                  "SINKING FUND" shall have the meaning ascribed thereto in
Section 6.5(a).

                  "STOCK PLEDGE" shall mean the Stock Pledge Agreement dated as of January 21, 2004 given by Stratagene to MLBFS.

                  "SUBORDINATION AGREEMENT" shall mean that certain Intercreditor and Subordination Agreement of TCW Special Credits Fund V - The Principal Fund, Hal Eastman and Stratagene, in favor of MLBFS dated as of the date hereof.

                  "SUBORDINATED DEBT DOCUMENTS" shall mean any and all notes, loan agreements, instruments, any other forms of agreements or undertaking evidencing, securing, guarantying or otherwise related to any of the debt subordinated pursuant to the Subordination Agreement.

                  "TERM LOAN" shall have the meaning ascribed thereto in Section 4.1.

                  "TERM NOTE" shall mean the "Collateral Installment Note" to be delivered by Customer to MLBFS.

                  "TOTAL DEBT TO EBITDA RATIO" shall mean the ratio of (a) all Indebtedness (without duplication) of Stratagene and its consolidated subsidiaries for borrowed money, including, without limitation, the outstanding balance under any revolving credit facilities of Customer and the Obligations to
(b) EBITDA, all as determined on a trailing twelve-month basis in accordance with Stratagene's consolidated financial statements furnished to MLBFS pursuant to Section 7.2(a)(i) or 7.2(a)(ii) hereof, as the case may be.

                  "TRADEMARKS" shall mean (a) all trademarks, trade names, corporate names, company names, business names, trade dress and service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Section 7.1(j) of the Disclosure Schedule, and (b) all renewals thereof, including, without limitation, any thereof referred to in Section 7.1(j) of the Disclosure Schedule.

                  "TRANSACTION COSTS" shall mean the fees, costs and expenses payable or reimbursable by Stratagene or any other Credit Party in connection with the transactions contemplated by (i) the Loan Documents, (ii) the Merger Documents and (iii) the Subordinated Debt Documents.

                  "UCC" shall mean the Uniform Commercial Code of Illinois as in effect in Illinois from time to time.

                  "UNION BANK" shall mean Union Bank of California, N.A.

                  "VOTING STOCK" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                  "WCMA ACCOUNTS" shall mean and refer, collectively, to the Working Capital Management Accounts of Customer with MLPF&S identified as Account No. 291-07066, Account No. 291-07067, Account No. 291-07057 and Account No. 291-07065 (relating to the

Sinking Fund) and any successor Working Capital Management Account of Customer with MLPF&S.

                  "WCMA L/C LINE OF CREDIT" shall mean the letter of credit facility made available to Customer pursuant hereto and the LC Line WCMA Agreement.

                  "WCMA LINE OF CREDIT" shall mean each line of credit funded by MLBFS through a WCMA Account.

                  "WCMA REDUCING REVOLVING LOAN" shall mean each Loan made pursuant to Article III of this Loan Agreement.

                  "WCMA REVOLVING LOAN" shall mean each Loan made pursuant to
Article II of this Loan Agreement.

                  "WORKS" shall mean all works which are subject to copyright protection pursuant to Title 17 of the United States Code.

         1.2 OTHER TERMS. Except as otherwise defined herein: (i) all terms used in this Loan Agreement which are defined in the UCC shall have the meanings set forth in the UCC, and (ii) capitalized terms used herein which are defined in the WCMA Agreements (including, without limitation, "Money Accounts", "Minimum Money Accounts Balance", and "WCMA Directed Reserve Program") shall have the meanings set forth in the WCMA Agreements, and (iii) accounting terms not defined herein shall have the meaning ascribed to them in GAAP.

         1.3 UCC FILING. Customer hereby authorizes MLBFS to file a record or records (as defined or otherwise specified under the UCC), including, without limitation, financing statements, in all jurisdictions and with all filing offices as MLBFS may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to MLBFS herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as MLBFS may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to MLBFS herein.

                        ARTICLE II. WCMA REVOLVING LOANS

         2.1 WCMA PROMISSORY NOTE. FOR VALUE RECEIVED, Customer hereby unconditionally promises to pay to the order of MLBFS, at the times and in the manner set forth in this Loan Agreement, or in such other manner and at such place as MLBFS may hereafter designate in writing, the following: (a) on the Maturity Date, or if earlier, on the date of termination of the WCMA Line of Credit for WCMA Revolving Loans, the outstanding principal amount of all WCMA Revolving Loans; (b) interest at the Applicable Interest Rate (or, if applicable, at the Default Rate) on the outstanding principal amount of all WCMA Revolving Loans, from and including the date on which the initial WCMA Revolving Loan is made until the date of payment of all WCMA Revolving Loans in full; and
(c) on demand, all other sums payable pursuant to this Loan Agreement, including, but not limited to, the periodic Line Fee. Except as otherwise expressly set forth herein, Customer hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor, notice of acceleration, notice of intent to accelerate and all other notices and formalities in connection with this Section 2.1, the WCMA Revolving Loans and this Loan Agreement.

         2.2 WCMA REVOLVING LOANS.

                  (a) ACTIVATION DATE. Provided that: (i) the Commitment Expiration Date shall not then have occurred, and (ii) Customer shall have subscribed to the WCMA Service and its subscription to the WCMA Service shall then be in effect, the Activation Date shall occur on or promptly after the date, following the acceptance of this Loan Agreement by MLBFS at its office in Chicago, Illinois, upon which each of the General Funding Conditions and the Real Property Funding Condition shall have been met or satisfied to the reasonable satisfaction of MLBFS. No activation by MLBFS of the WCMA Line of Credit for WCMA Revolving Loans for a nominal amount shall be deemed evidence of the satisfaction of any of the conditions herein set forth, or a waiver of any of the terms or conditions hereof. Customer hereby authorizes MLBFS to pay out of and charge to Customer's WCMA Account for WCMA Revolving Loans on the Activation Date any and all amounts necessary to fully pay off any bank or other financial institution having a lien upon any of the Collateral other than a Permitted Lien.

                  (b) WCMA REVOLVING LOANS. Subject to the terms and conditions hereof, during the period from and after the Activation Date to the first to occur of the Maturity Date or the date of termination of the WCMA Line of Credit for WCMA Revolving Loans pursuant to the terms hereof, and in addition to WCMA Revolving Loans automatically made to pay accrued interest, as hereafter provided: (i) MLBFS will make WCMA Revolving Loans to Customer in such amounts as Customer may from time to time request in accordance with the terms hereof, up to an aggregate outstanding amount not to exceed the Maximum WCMA Revolving Line of Credit, and (ii) Customer may repay any WCMA Revolving Loans in whole or in part at any time without premium or penalty, and request a re-borrowing of amounts repaid on a revolving basis. Customer may request such WCMA Revolving Loans by use of WCMA Checks, FTS, Visa(R) charges, wire transfers, or such other means of access to the WCMA Line of Credit as may be permitted by MLBFS from time to time; it being understood that so long as the WCMA Line of Credit foR WCMA Revolving Loans shall be in effect, any charge or debit to the WCMA Account relating to WCMA Revolving Loans which but for the WCMA Line of Credit would under the terms of the Line of Credit WCMA Agreement result in an overdraft, shall be deemed a request by Customer for a WCMA Revolving Loan.

                  (c) CONDITIONS OF WCMA REVOLVING LOANS. Notwithstanding the foregoing, MLBFS shall not be obligated to make any WCMA Revolving Loan, and may without notice refuse to honor any such request by Customer, if at the time of receipt by MLBFS of Customer's request: (i) the making of such WCMA Revolving Loan would cause the Maximum WCMA Revolving Line of Credit to be exceeded; (ii) the Maturity Date shall have occurred or the WCMA Line of Credit for WCMA Revolving Loans shall have otherwise been terminated in accordance with the terms hereof; (iii) Customer's subscription to the WCMA Service shall have been terminated; (iv) Stratagene shall not have delivered the most recently required Borrowing Base Certificate (as defined in Section 7.2(a)(iv)) pursuant to
Section 7.2(a)(iv); or (v) an event shall have occurred and be continuing which shall have caused any of the General Funding Conditions to not then be met or satisfied to the reasonable satisfaction of MLBFS. The making by MLBFS of any WCMA Revolving Loan at a time when any one or more of said conditions shall not have been met shall not in any event be construed as a waiver of said condition or conditions or of any Default, and shall not prevent MLBFS at any time thereafter while any condition shall not have been met from refusing to honor any request by Customer for a WCMA Revolving Loan.

                  (d) LIMITATION OF LIABILITY. MLBFS shall not be responsible, and shall have no liability to Customer or any other party, for any delay or failure of MLBFS to honor any request of Customer for a WCMA Revolving Loan or any other act or omission of MLBFS, MLPF&S or any of their affiliates due to or resulting from any system failure, error or delay in posting or other clerical error, loss of power, fire, Act of God or other cause beyond the reasonable control of MLBFS, MLPF&S or any of their affiliates unless directly arising out of the willful wrongful act or active gross negligence of MLBFS. In no event shall MLBFS be liable to Customer or any other party for any incidental or consequential damages arising from any act or omission by MLBFS, MLPF&S or any of their affiliates in connection with the WCMA Line of Credit for WCMA Revolving Loans or this Loan Agreement.

                  (e) INTEREST. (i) Interest shall accrue on the outstanding principal amount of each WCMA Revolving Loan at a rate per annum equal to the Applicable Interest Rate from the date of funding each such WCMA Revolving Loan but excluding the date such principal is repaid. An amount equal to accrued interest on the daily outstanding principal amount of WCMA Revolving Loans shall be payable by Customer monthly on each Interest Due Date, commencing with the first Interest Due Date after the Activation Date. Unless otherwise hereafter directed in writing by MLBFS on or after the first to occur of the Maturity Date or the date of termination of the WCMA Line of Credit for WCMA Revolving Loans pursuant to the terms hereof, such interest will be automatically charged to the WCMA Account for WCMA Revolving Loans on the applicable Interest Due Date, and, to the extent not paid with free credit balances or the proceeds of sales of any Money Accounts then in the WCMA Account for WCMA Revolving Loans, as hereafter provided, paid by a WCMA Revolving Loan, to the extent of availability, and added to the outstanding principal amount of WCMA Revolving Loans. All interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

                           (ii) Upon the occurrence and during the continuance
of any Event of Default, but without limiting the rights and remedies otherwise available to MLBFS hereunder or waiving such Event of Default, the interest payable by Customer hereunder shall at the option of MLBFS accrue and be payable at the Default Rate. The Default Rate, once implemented, shall continue to apply to the Obligations under this Loan Agreement and be payable by Customer until such Event of Default has been cured to the reasonable satisfaction of MLBFS.

                           (iii) Notwithstanding any provision to the contrary
in any of the Loan Documents, no provision of any of the Loan Documents shall require the payment or permit the collection of Excess Interest. If any Excess Interest is provided for, or is adjudicated as being provided for, in any of the Loan Documents, then: (A) Customer shall not be obligated to pay any Excess Interest; and (B) any Excess Interest that MLBFS may have received pursuant to this Article II or under any of the Loan Documents shall, at the option of MLBFS, be either applied as a credit against the then unpaid outstanding principal amount of WCMA Revolving Loans or refunded to the payor thereof.

                  (f) USE OF WCMA REVOLVING LOAN PROCEEDS. The proceeds of each WCMA Revolving Loan initiated by Customer shall be used by Customer solely for working capital in the ordinary course of its business, or, with the prior written consent of MLBFS, for other lawful business purposes of Customer not prohibited hereby. Customer agrees that under no circumstances will the proceeds of any WCMA Revolving Loan be used: (i) for personal, family or household purposes of any person whatsoever, or (ii) to purchase, carry or trade in margin securities, or repay debt incurred to purchase, carry or trade in margin securities, whether in or in connection with the WCMA Account for WCMA Revolving Loans, another account of Customer with MLPF&S or an account of Customer at any other broker or dealer in securities; provided that the foregoing shall not prohibit or otherwise limit any of the foreign currency hedging activities engaged in by the Business Credit Parties in the ordinary course of business, or
(iii) unless otherwise consented to in writing by MLBFS, to pay any amount to Merrill Lynch and Co., Inc. or any of its subsidiaries, other than Merrill Lynch Bank USA, Merrill Lynch Bank & Trust Co. or any subsidiary of either of them (including MLBFS and Merrill Lynch Credit Corporation).

                  (g) RENEWAL AT OPTION OF MLBFS; RIGHT OF CUSTOMER TO TERMINATE. MLBFS may at any time, in its sole discretion and at its sole option, renew the WCMA Line of Credit for WCMA Revolving Loans for one or more Renewal Years; it being understood, however, that no such renewal shall be effective unless set forth in a writing executed by a duly authorized representative of MLBFS and delivered to Customer. Unless any such renewal is accompanied by a proposed change in the terms of the WCMA Line of Credit for WCMA Revolving Loans (other than the extension of the Maturity Date), no such renewal shall require Customer's approval. Customer shall, however, have the right to terminate the WCMA Line of Credit for WCMA Revolving Loans at any time upon written notice to MLBFS. Concurrently with any such termination, Customer shall pay to MLBFS the entire outstanding principal amount of WCMA Revolving Loans together with accrued and unpaid interest thereon.

                  (h) LINE FEES. (i) In consideration of the extension of the WCMA Line of Credit for WCMA Revolving Loans by MLBFS to Customer during the period from the Activation Date to and including January 31, 2005 (the "Initial Line Period"), Customer has paid or shall pay the initial Line Fee to MLBFS. If the initial Line Fee has not heretofore been paid by Customer, Customer hereby authorizes MLBFS, at its option, to either cause the initial Line Fee to be paid on the Activation Date with a WCMA Revolving Loan, or invoice Customer for such initial Line Fee (in which event Customer shall pay said fee within 5 Business Days after receipt of such invoice). No delay in the Activation Date, howsoever caused, shall entitle Customer to any rebate or reduction in the Line Fee or to any extension of the Initial Maturity Date.

                           (ii) Customer shall pay to MLBFS in advance an
additional Line Fee for each 12-month period following the Initial Line Period to the Initial Maturity Date, and for each Renewal Year. In connection therewith, Customer hereby authorizes MLBFS, at its option, to either cause each such additional Line Fee to be paid with a WCMA Revolving Loan on or at any time after the first Business Day of such 12-month period or Renewal Year, as applicable, or invoiced to Customer at such time (in which event Customer shall pay such Line Fee within 5 Business Days after receipt of such invoice). Each Line Fee shall be deemed fully earned by MLBFS on the date payable by Customer, and no termination of the WCMA Line of Credit for WCMA Revolving Loans, howsoever caused, shall entitle Customer to any rebate or refund of any portion of such Line Fee; provided, however, that if Customer shall terminate the WCMA Line of Credit for WCMA Revolving Loans not later than 5 Business Days after the receipt by Customer of notice from MLBFS of a renewal of the WCMA Line of Credit for WCMA Revolving Loans, Customer shall be entitled to a refund of any Line Fee charged by MLBFS for the ensuing Renewal Year.

                 ARTICLE III. THE WCMA REDUCING REVOLVING LOANS

         3.1 COMMITMENT. Subject to the terms and conditions hereof, MLBFS hereby agrees to make the WCMA Reducing Revolving Loan to Customer, and Customer hereby agrees to borrow the WCMA Reducing Revolving Loan from MLBFS. Except as otherwise provided in Section 3.5 hereof, the entire proceeds of the WCMA Reducing Revolving Loan will be disbursed by MLBFS out of the WCMA Line of Credit for the WCMA Reducing Revolving Loan directly to the holders of the Indebtedness evidenced by the Subordinated Debt Documents or other applicable parties; all as directed by Customer in a Closing Certificate to be executed and delivered to MLBFS prior to the date of funding.

         3.2 CONDITIONS OF MLBFS' OBLIGATION. The Closing Date and MLBFS' obligations to activate the WCMA Line of Credit for the WCMA Reducing Revolving Loan, as hereafter set forth, and make the WCMA Reducing Revolving Loan are subject to the prior fulfillment of each of the following conditions: (a) not less than two Business Days prior to any requested funding date, MLBFS shall have received a Closing Certificate, duly executed by Customer, setting forth, among other things, the amount of the WCMA Reducing Revolving Loan and the method of payment and payee(s) of the proceeds thereof; (b) after giving effect to the WCMA Reducing Revolving Loan, the aggregate outstanding principal amount of the WCMA Reducing Revolving Loan will not exceed the Maximum WCMA Reducing Revolving Line of Credit; (c) the Commitment Expiration Date shall not then have occurred; and (d) each of the General Funding Conditions and the Real Property Funding Condition shall then have been met or satisfied to the reasonable satisfaction of MLBFS.

         3.3 COMMITMENT FEE. In consideration of the agreement by MLBFS to extend the WCMA Reducing Revolving Loan and any subsequent WCMA Reducing Revolving Loan to Customer in accordance with and subject to the terms hereof, Customer has paid or shall, on or before the Closing Date pay, a nonrefundable commitment fee in the amount of $90,000 to MLBFS. Customer acknowledges and agrees that such commitment fee has been fully earned by MLBFS, and that it will not under any circumstances be refundable.

         3.4 USE OF LOAN PROCEEDS. The proceeds of the initial WCMA Reducing Revolving Loan shall be used solely to repay principal Indebtedness outstanding under the Subordinated Debt Documents and expenses incurred in connection with the negotiation of this Loan Agreement and the other Loan Documents. The proceeds of each subsequent WCMA Reducing Revolving Loan initiated by Customer shall (i) if the initial WCMA Reducing Revolving Loan is in a principal amount less than the Maximum WCMA Reducing Revolving Line of Credit and less than $15,000,000 of the principal amount of the Indebtedness outstanding under the Subordinated Debt Documents is repaid on the date of the initial WCMA Reducing Revolving Loan, be used by Customer solely to repay principal Indebtedness outstanding under the Subordinated Debt Documents until such time as $15,000,000 in aggregate principal amount of such Indebtedness has been repaid and (ii) otherwise for working capital in the ordinary course of its business, or, with the prior written consent of MLBFS, for other lawful business purposes of Customer not prohibited hereby. Customer agrees that under no circumstances will the proceeds of the initial WCMA Reducing Revolving Loan or any subsequent WCMA Reducing Revolving Loan be used: (i) for personal, family or household purposes of any person whatsoever, or (ii) to purchase, carry or trade in margin securities, or repay debt incurred to purchase, carry or trade in margin securities, whether in or in connection with the WCMA Account for WCMA Reducing Revolving Loans, another account of Customer with MLPF&S or an account of Customer at any other broker or dealer in securities, provided that the foregoing shall not prohibit or otherwise limit any of the foreign currency hedging activities engaged in by the Business Credit Parties in the ordinary course of business or (iii) unless otherwise consented to in writing by MLBFS, to pay any amount to Merrill Lynch and Co., Inc. or any of its subsidiaries, other than Merrill Lynch Bank USA, Merrill Lynch Bank & Trust Co. or any subsidiary of either of them (including MLBFS and Merrill Lynch Credit Corporation).

         3.5 ACTIVATION DATE. Subject to the terms and conditions hereof, on the Closing Date MLPF&S will activate a WCMA Line of Credit for WCMA Reducing Revolving Loans for Customer in the amount of the Maximum WCMA Reducing Revolving Line of Credit. The WCMA Reducing Revolving Loan will be funded out of the WCMA Line of Credit for WCMA Reducing Revolving Loans immediately after such activation (or, if otherwise directed in the Closing Certificate and hereafter expressly agreed by MLBFS, all or part of the WCMA Reducing Revolving Loan may be made available as a WCMA Line of Credit and funded by Customer).

         3.6 SUBSEQUENT WCMA LOANS. Subject to the terms and conditions hereof, during the period from and after the Closing Date to the Maturity Date: (a) subject to Section 3.12, Customer may repay the outstanding principal amount of the WCMA Reducing Revolving Loans in whole or in part at any time without premium or penalty, and request a re-borrowing of amounts repaid on a revolving basis, and (b) in addition to WCMA Reducing Revolving Loans made automatically to pay accrued interest, as hereafter provided, MLBFS will make such WCMA Reducing Revolving Loans as Customer may from time to time request or be deemed to have requested in accordance with the terms hereof. Customer may request WCMA Reducing Revolving Loans by use of WCMA Checks, FTS, Visa(R) charges, wire transfers, or such other means of access to the WCMA Line of Credit for WCMA ReducinG Revolving Loans as may be permitted by MLBFS from time to time; it being understood that so long as the WCMA Line of Credit for WCMA Reducing Revolving Loans shall be in effect, any charge or debit to the WCMA Account for WCMA Reducing Revolving Loans which but for the WCMA Line of Credit for WCMA Reducing Revolving Loans would under the terms of the WCMA Agreement for WCMA Reducing Revolving Loans result in an overdraft, shall be deemed a request by Customer for a WCMA Reducing Revolving Loan.

         3.7 CONDITIONS OF SUBSEQUENT WCMA REDUCING REVOLVING LOANS. Notwithstanding the foregoing, MLBFS shall not be obligated to make any WCMA Reducing Revolving Loan, and may without notice refuse to honor any such request by Customer, if at the time of receipt by MLBFS of Customer's request: (a) the making of such WCMA Reducing Revolving Loan would cause the Maximum WCMA Reducing Revolving Line of Credit, as reduced pursuant to the provisions of
Section 3.10 hereof, to be exceeded; or (b) the Maturity Date shall have occurred; or (c) an event shall have occurred and be continuing which shall have caused any of the General Funding Conditions to not then be met or satisfied to the reasonable satisfaction of MLBFS. The making by MLBFS of any WCMA Reducing Revolving Loan (including, without limitation, the making of a WCMA Reducing Revolving Loan to pay accrued interest or late charges, as hereafter provided) at a time when any one or more of said conditions shall not have been met shall not in any event be construed as a waiver of said condition or conditions or of any Default, and shall not prevent MLBFS at any time thereafter while any condition shall not have been met from refusing to honor any request by Customer for a WCMA Reducing Revolving Loan.

         3.8 WCMA REDUCING REVOLVING NOTE. Customer hereby unconditionally promises to pay to the order of MLBFS, at the times and in the manner set forth in this Loan Agreement, or in such other manner and at such place as MLBFS may hereafter designate in writing: (a) the outstanding principal amount of all WCMA Reducing Revolving Loans; (b) interest at the Applicable Interest Rate on the outstanding principal amount of all WCMA Reducing Revolving Loans (computed for the actual number of days elapsed on the basis of a year consisting of 360 days), from and including the date on which each WCMA Reducing Revolving Loan is made until the date of payment of all WCMA Reducing Revolving Loans in full; and
(c) on demand, all other sums payable pursuant to this Loan Agreement with respect to WCMA Reducing Revolving Loans, including, but not limited to, any late charges. Except as otherwise expressly set forth herein, Customer hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor, notice of acceleration, notice of intent to accelerate and all other notices and formalities in connection with the WCMA Reducing Revolving Loans and this Loan Agreement.

         3.9 INTEREST. (a) An amount equal to accrued interest on the daily outstanding principal amount of the WCMA Reducing Revolving Loans shall be payable by Customer monthly on each Interest Due Date, commencing with the first Interest Due Date after the Closing Date shall occur. Unless otherwise hereafter directed in writing by MLBFS on or after the Maturity Date, such interest will be automatically charged to the WCMA Account for WCMA Reducing Revolving Loans on the applicable Interest Due Date, and, to the extent not paid with free credit balances or the proceeds of sales of any Money Accounts then in the WCMA Account for WCMA Reducing Revolving Loans, as hereafter provided, such interest will be paid by a WCMA Reducing Revolving Loan, to the extent of availability, and added to the outstanding principal amount of WCMA Reducing Revolving Loans. All interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

                  (a) Upon the occurrence and during the continuance of any Event of Default, but without limiting the rights and remedies otherwise available to MLBFS hereunder or waiving such Event of Default, the interest payable by Customer hereunder shall at the option of MLBFS accrue and be payable at the Default Rate. The Default Rate, once implemented, shall continue to apply to the Obligations under this Loan Agreement and be payable by Customer until the date such Event of Default has been cured to the reasonable satisfaction of MLBFS.

                  (b) Notwithstanding any provision to the contrary in any of the Loan Documents, no provision of the Loan Documents shall require the payment or permit the collection of Excess Interest. If any Excess Interest is provided for, or is adjudicated as being provided for, in the Loan Documents, then: (i) Customer shall not be obligated to pay any Excess Interest; and (ii) any Excess Interest that MLBFS may have received pursuant to this Article III or under any of the Loan Documents shall, at the option of MLBFS, be either applied as a credit against the then unpaid principal amount of WCMA Reducing Revolving Loans, or refunded to the payor thereof

         3.10 PERIODIC REDUCTION OF MAXIMUM WCMA REDUCING REVOLVING LINE OF CREDIT. Commencing on the last Business Day of May, 2006, and continuing on the last Business Day of each calendar month thereafter to and including the last Business Day of the last calendar month preceding the Maturity Date, the Maximum WCMA Reducing Revolving Line of Credit shall be reduced by $250,000. Unless the WCMA Line of Credit for WCMA Reducing Revolving Loans shall have been earlier terminated pursuant to the terms hereof, on the last

Business Day of January, 2007, the WCMA Line of Credit for WCMA Reducing Revolving Loans shall, without further action of either of the parties hereto, be terminated, Customer shall pay to MLBFS the outstanding principal amount of all outstanding WCMA Reducing Revolving Loans, if any, together with all accrued and unpaid interest thereon, and the WCMA Account for WCMA Reducing Revolving Loans, at the option of Customer, will either be converted to a WCMA Cash Balance (subject to any requirements of MLPF&S) or terminated. No failure or delay on the part of MLBFS in entering into the WCMA computer system any scheduled reduction in the Maximum WCMA Reducing Revolving Line of Credit pursuant to this Section shall have the effect of preventing or delaying such reduction.

         3.11 MANDATORY PAYMENTS. CUSTOMER AGREES THAT IT WILL, WITHOUT DEMAND, INVOICING OR THE REQUEST OF MLBFS, FROM TIME TO TIME MAKE SUFFICIENT PAYMENTS ON ACCOUNT OF THE WCMA REDUCING REVOLVING LOAN BALANCE TO ASSURE THAT THE WCMA REDUCING REVOLVING LOAN BALANCE WILL NOT AT ANY TIME EXCEED THE MAXIMUM WCMA REDUCING REVOLVING LINE OF CREDIT, AS REDUCED ON A MONTHLY BASIS COMMENCING IN MAY, 2006 PURSUANT TO SECTION 3.10 HEREOF.

         3.12 PREPAYMENTS. In the event that WCMA Reducing Revolving Loans are prepaid or repaid with proceeds of Indebtedness not constituting part of the Obligations (other than repayment in full on the Maturity Date), Customer shall also pay to MLBFS an additional fee equal to the product of (x) the principal amount of WCMA Reducing Revolving Loans being prepaid or repaid and (y) the Applicable Margin. As used herein, "Applicable Margin" shall mean 2% for the period ending on the first anniversary of the date hereof and 1% for the period beginning on the day after the first anniversary of the date hereof and ending on the second anniversary of the date hereof. After the second anniversary of the date hereof, no additional fee shall be payable with respect to prepayments under this Article III.

                           ARTICLE IV. THE TERM LOAN

         4.1 COMMITMENT. Subject to the terms and conditions hereof, MLBFS hereby agrees to make a loan in the aggregate principal amount of $6,000,000 (the "Term Loan") to Customer. The entire proceeds of the Term Loan shall be disbursed on the Closing Date as directed by Customer in a Closing Certificate to be executed by Customer and delivered to MLBFS prior to the Closing Date. Principal amounts of the Term Loan which are repaid or prepaid may not be reborrowed.

         4.2 NOTE. The Loan will be evidenced by and repayable in accordance with that certain Collateral Installment Note made by Customer payable to the order of MLBFS and issued pursuant to this Loan Agreement (the "Term Note"). The Term Note is hereby incorporated as a part hereof as if fully set forth herein.

         4.3 CONDITIONS OF MLBFS' OBLIGATION. The Closing Date and MLBFS' obligation to make the Term Loan on the Closing Date are subject to the prior fulfillment of each of the following conditions: (a) MLBFS shall have received a written request from Customer that the Term Loan be funded in accordance with the terms hereof, together with a written direction from Customer as to the method of payment and payee(s) of the proceeds of the Term Loan, which request and direction shall have been received by MLBFS not less than two Business

Days prior to any requested funding date; (b) the Commitment Expiration Date shall not then have occurred; and (c) each of the General Funding Conditions and the Real Property Funding Condition shall then have been met or satisfied to the reasonable satisfaction of MLBFS.

         4.4 USE OF LOAN PROCEEDS. The proceeds of the Term Loan shall be used by Customer solely to repay principal Indebtedness outstanding under the Subordinated Debt Documents. Customer agrees that under no circumstances will the proceeds of the Term Loan be used: (a) for personal, family or household purposes of any person whatsoever, or (b) to purchase, carry or trade in margin securities, or repay debt incurred to purchase, carry or trade in margin securities, provided that the foregoing shall not prohibit or otherwise limit any of the foreign currency hedging activities engaged in by the Business Credit Parties in the ordinary course of business, or (c) unless otherwise consented to in writing by MLBFS, to pay any amount to Merrill Lynch and Co., Inc. or any of its subsidiaries, other than Merrill Lynch Bank USA, Merrill Lynch Bank & Trust Co. or any subsidiary of either of them (including MLBFS and Merrill Lynch Credit Corporation).

         4.5 TERM LOAN COMMITMENT FEES. In consideration of the agreement by MLBFS to extend the Term Loan to Customer in accordance with and subject to the terms hereof, Customer has paid or shall, on or before the Closing Date pay, a nonrefundable commitment fee in the amount of $60,000 to MLBFS. Customer acknowledges and agrees that such commitment fee has been fully earned by MLBFS, and that it will not under any circumstances be refundable. Customer shall pay to MLBFS an additional nonrefundable commitment fee on the first anniversary of the date of this Loan Agreement in an amount equal to 1% of the then outstanding principal amount of the Term Loan.

                              ARTICLE V. PAYMENTS

         5.1 PAYMENTS. (a) All payments required or permitted to be made by Customer pursuant to this Loan Agreement with respect to any WCMA Revolving Loan or WCMA Reducing Revolving Loan shall be made in lawful money of the United States. Unless otherwise directed by MLBFS, payments on account of such Loans may be made by the delivery of checks (other than WCMA Checks), or by means of FTS or wire transfer of funds (other than funds from a WCMA Line of Credit) to MLPF&S for credit to Customer's applicable WCMA Accounts. Notwithstanding anything herein or in the WCMA Agreements to the contrary, Customer hereby irrevocably authorizes MLPF&S to apply available free credit balances in the applicable WCMA Account to the repayment of the WCMA Revolving Loan and WCMA Reducing Revolving Loan when such payments are stated to be due hereunder prior to application for any other purpose. Payments to MLBFS from funds in the WCMA Accounts shall be deemed to be made by Customer upon the same basis and schedule as funds are made available for investment in the Money Accounts in accordance with the terms of the WCMA Agreement. Prior to the occurrence and continuance of an Event of Default, all funds received by MLBFS from MLPF&S pursuant to the aforesaid authorization shall be applied by MLBFS to repayment of the WCMA Revolving Loan or WCMA Reducing Revolving Loan, as the case may be. After the occurrence and during the continuance of an Event of Default, Customer irrevocably authorizes MLPF&S and MLBFS to apply such monies to the Obligations in such order as MLBFS elects in its discretion. The acceptance by or on behalf of MLBFS of a check or other payment for a lesser amount than shall be due from Customer, regardless of any endorsement or statement thereon or transmitted therewith, shall not be deemed an accord and satisfaction or anything other than a payment on account, and MLBFS or anyone acting on behalf of MLBFS may accept such check or other payment without prejudice to the rights of MLBFS to recover the balance actually due or to pursue any other remedy under this Loan Agreement or applicable law for such balance. All checks accepted by or on behalf of MLBFS in connection with any Loan are subject to final collection.

                  (b) All payments required or permitted to be made pursuant to this Loan Agreement or the Term Note with respect to the Term Loan shall be made by Customer in lawful money of the United States to MLBFS at 2356 Collections Center Drive, Chicago, Illinois 60693 or at such other address as MLBFS or the holder of the Term Note shall give notice to Customer in writing.

                  (c) IRREVOCABLE AUTHORITY TO MLPF&S. Customer hereby irrevocably authorizes MLPF&S, effective on the Activation Date and continuing thereafter so long as this Loan Agreement shall be in effect: (i) to immediately and prior to application for any other purpose pay to MLBFS to the extent payment is then stated to be due with respect to any WCMA Revolving Loan or WCMA Reducing Revolving Loan or other amounts payable by Customer hereunder all available free credit balances from time to time in the WCMA Accounts, provided that such amounts shall be applied first to payments of principal and interest due on the date of application (in such order as MLBFS shall elect); and (ii) if such available free credit balances are insufficient to pay the principal amount of any WCMA Revolving Loan or WCMA Reducing Revolving Loan and such other amounts as are due and payable, and there are in the applicable WCMA Accounts at any time any investments in Money Accounts (other than any investments constituting any Minimum Money Accounts Balance under the WCMA Directed Reserve Program), to immediately liquidate such investments and pay to MLBFS to the extent of such principal amounts of the Loans and such other amounts as are due and payable the available proceeds from the liquidation of any such Money Accounts.

                  (d) LATE CHARGE. Any payment or deposit required to be made by Customer pursuant to the Loan Documents not paid or made within ten (10) days of the applicable due date shall be subject to a late charge in an amount equal to the lesser of: (a) 5% of the overdue amount, or (b) the maximum amount permitted by applicable law. Such late charge shall be payable on demand, or, without demand, may in the sole discretion of MLBFS be paid by a subsequent WCMA Revolving Loan or WCMA Reducing Revolving Loan and added to the principal amount of such Loans in the same manner as provided herein for accrued interest with respect to the WCMA Line of Credit.

                  (e) STATEMENTS. MLPF&S will include in each monthly statement it issues under the WCMA Program information with respect to the WCMA Revolving Loans and WCMA Reducing Revolving Loans and the outstanding principal amount thereof. Any questions that Customer may have with respect to such information should be directed to MLBFS; and any questions with respect to any other matter in such statements or about or affecting the WCMA Service should be directed to MLPF&S.

         5.2 MANDATORY PREPAYMENT. Upon the issuance of any Capital Stock by Stratagene (other than pursuant to the Merger Agreement or pursuant to equity incentive programs maintained by Stratagene to the extent of proceeds therefrom not exceeding (i) $75,000 for any period of twelve consecutive calendar months (or any shorter period thereof) ending on the first to occur of the Merger Effective Date or the date upon which Stratagene completes an initial public offering of its equity securities (the "IPO Date") or (ii) $500,000 for each period of twelve consecutive calendar months commencing on the first to occur of the Merger Effective Date or the IPO Date) or BH LLC to any third party or the sale of any assets by any Business Credit Party to any third party (other than (a) the BH Asset Acquisition, (b) inventory or other assets sold in the ordinary course of business, (c) in connection with an exchange of equipment or inventory for like equipment or inventory of substantially equivalent value, (d) obsolete, worn out or surplus property sold in the ordinary course of business, (e) the license of intellectual property in the ordinary course of business and (f) asset sales in any calendar year, singly or in the aggregate, with respect to which the value of proceeds received or to be received is less than $150,000), Customer shall simultaneously prepay the outstanding principal amount of the Term Loan in an amount equal to the stated value of all proceeds received or to be received by Stratagene, BH LLC or such Business Credit Party in connection with such issuance of Capital Stock or sale of assets (net of ordinary and customary costs of closing, including, without limitation, reasonable legal, underwriting, brokerage, and similar fees, and taxes). Any prepayment of the principal amount of the Term Loan shall be applied to required principal payments in inverse order of maturity. Notwithstanding the foregoing, Customer shall not be required to prepay the outstanding principal amount of the Term Loan with the net proceeds of any such sale of assets to the extent the Customer notifies MLBFS in writing that one or more of the Business Credit Parties intends to use such net proceeds to replace the assets sold with assets which are to be used by any Business Credit Party in connection with the operation of its business and such net proceeds are so used within 180 days of the date such net proceeds are received by any one or more of the Business Credit Parties. Customer shall, at the end of such 180 day period, make a prepayment or an additional prepayment of the principal amount of the Term Loan in an amount equal to any such net proceeds not so expended by the Business Credit Parties by the end of such 180 day period.

                     ARTICLE VI. LETTER OF CREDIT FACILITY

         6.1 FACILITY. In connection with Customer's WCMA L/C Line of Credit, Customer has requested that MLBFS arrange for Issuing Bank to (i) on the Closing Date issue a back to back Letter of Credit (the "Back to Back L/C") to Union Bank, as beneficiary, with respect to Union Bank's Irrevocable Direct-Pay Letter of Credit No. 306S230518 dated April 24, 1997, as amended, in the original available amount of $6,200,000 and issued to the IRB Trustee for the account of Customer and Customer's obligations under the Reimbursement Agreement dated as of April 1, 1997 between Union Bank and Customer relating to the BioCrest Bond Issue and (ii) on or before April 24, 2004 replace the Back to Back L/C with a Letter of Credit (a "Direct Pay Letter of Credit" and together with the Back to Back L/C, each a "Letter of Credit" and collectively, the "Letters of Credit") substantially in the form annexed hereto as EXHIBIT C, it being understood and agreed that MLBFS will not cause a Direct Pay Letter of Credit to be issued unless the Back to Back L/C is terminated prior to or simultaneously with the issuance of such Direct Pay Letter of Credit; provided, however, that the parties acknowledge that, among other things, the Stated Amount, the Principal Portion and the Interest Portion of the Direct Pay Letter of Credit shall be calculated in accordance with the requirements of the Indenture and such amounts shall be included in the final version of the Direct Pay Letter of Credit.

         6.2 CONDITIONS TO ISSUANCE OF EACH LETTER OF CREDIT. MLBFS' obligation to cause any Letter of Credit to be issued is subject to the prior fulfillment of each of the following conditions: (a) not less than two Business Days prior to any requested issuance, MLBFS shall have received a Certificate, duly executed by Customer, setting forth, among other things, the available amount of the requested Letter(s) of Credit; (b) after giving effect to the issuance of such Letter(s) of Credit, the aggregate available amount thereunder will not exceed the Maximum Letter of Credit Amount; (c) the Commitment Expiration Date shall not then have occurred; (d) each of the General Funding Conditions and the Real Property Funding Condition shall then have been met or satisfied to the reasonable satisfaction of MLBFS; (e) all conditions to issuance of such Letter of Credit set forth in the CLC Agreement shall have been satisfied, (f) the Sinking Fund required by Section 6.5 shall have been established and the transfer of monies from Union Bank to the Sinking Fund shall have been effected, (g) no Event of Default shall have occurred and be continuing and (h) any rating agency, IRB Trustee or other consent necessary for the issuance of such Letter of Credit shall have been obtained on terms reasonably satisfactory to MLBFS and the Issuing Bank and no default under the BioCrest Bond Issue shall have occurred and be continuing with respect to the issuance of such Letter of Credit or otherwise.

         6.3 APPLICATIONS FOR THE ISSUANCE OF LETTERS OF CREDITS. Each request for the issuance of a Letter of Credit shall constitute a certification by Customer that all representations and warranties made by Customer in the applicable CLC Agreement, the LC Line WCMA Agreement and in the Loan Agreement are true and correct in all material respects as of the date of such request. Upon receipt of an Application, MLBFS may elect, but shall not be required, to request that an Issuing Bank issue or amend a Letter of Credit in connection with the Letter of Credit Arrangement in response thereto; provided, however, that MLBFS will not consent to any amendments to the Letter of Credit Arrangement (other than to changes in fees, commissions and the like payable by MLBFS pursuant thereto) without Customer's prior written consent, which shall not be unreasonably withheld. In no event, however, shall the expiration date of any Letter of Credit extend beyond the Maturity Date of the WCMA L/C Line of Credit. Amendments to any Application and requests to amend any previously issued Letter of Credit issued shall be in accordance with the procedures of the applicable Issuing Bank and MLBFS governing such amendments. Customer expressly acknowledges and agrees that in order to make Applications or request amendments by certain means permitted by the procedures of the applicable Issuing Bank and MLBFS (including, but not limited to, microcomputer transmissions), Customer may be required to execute one or more additional agreements governing the rights and duties of Customer, the Issuing Bank and/or MLBFS with respect thereto.

         6.4 RENEWAL AT OPTION OF MLBFS; RIGHT OF CUSTOMER TO TERMINATE. MLBFS may at any time, prior to October 26 in each year (beginning October 26, 2004), in its sole discretion and at its sole option, renew the WCMA L/C Line of Credit for an additional twelve month period ending on the next anniversary of the then Maturity Date for the WCMA L/C Line of Credit; it being understood, however, that no such renewal shall be effective unless set forth in a writing executed by a duly authorized representative of MLBFS and delivered to Customer. Any such renewal shall extend the Commitment Expiration Date for the WCMA L/C Line of Credit to the next anniversary of such Commitment Expiration Date. Unless any such renewal is accompanied by a proposed change in the terms of the WCMA L/C Line of Credit (other than the extension of the Maturity Date), no such renewal shall require Customer's approval. Customer shall, however, have the right to terminate the WCMA L/C Line of Credit at any time upon written notice to MLBFS; provided that no such termination shall affect any issued and outstanding Letter of Credit or Customer's Obligations with respect thereto.

         6.5 AMORTIZATION OF BIOCREST BOND ISSUE

                  (a) On or before the Closing Date, Customer shall open a separate WCMA Account with MLPF&S (the "Sinking Fund") and shall cause Union Bank to transfer to the Sinking Fund all monies then held by Union Bank pursuant to Section 6.25 of the Reimbursement Agreement dated as of April 1, 1997 between Union Bank and Customer (then known as BioCrest Partners, L.P.) relating to the BioCrest Bond Issue.

                  (b) Customer shall make sinking fund payments into the Sinking Fund on or before the 5th day of each calendar month, commencing in the month of February, 2004 in an amount equal to one-twelfth (1/12th) of the annual redemption amounts set forth below; provided, however, that the payments to be made by Customer in February and March 2004 shall be adjusted so that after making such payments (each of which payments shall be in substantially the same amount) the aggregate amount of funds on deposit in the Sinking Fund shall equal $735,000. At the time and in the manner required by the Indenture, Customer shall give notice to the IRB Trustee and the Bastrop IDA of its intention to effect an optional redemption of Bonds in similar amounts on the first subsequent date possible therefore, following the twelfth such deposit in any one-year period, except in the case of the first such notice which shall be given on or before April 1, 2004 and shall be for an amount equal to the sum of the monies on deposit in the Sinking Fund at the time of such notice. Following the payment by the Issuing Bank of a drawing to reimburse Union Bank or to pay for the redemption price of such Bonds, the amounts on deposit in the Sinking Fund shall be applied as a reimbursement against the obligation owed by Customer to Issuing Bank and/or MLBFS in connection with such drawing. Interest which has accrued to the balance on deposit in the Sinking Fund during any calendar year shall be applied to the reimbursement of the drawing made for the interest portion of the redemption price of said Bonds.

                ANNUAL REDEMPTION AMOUNTS UNDER LETTER OF CREDIT

4/1/04                            $735,000
4/1/05                             870,000
4/1/06                             240,000
4/1/07                             240,000

                  (c) At all times, amounts on deposit in the Sinking Fund established hereunder shall be invested in obligations, the interest on which is excluded from gross income for federal income tax purposes, or in obligations comprised of mutual or similar funds, consisting of such obligations.

         6.6 PAYMENT OBLIGATIONS.

                  (a) Customer unconditionally agrees to pay to MLBFS: (i) as to any drafts or claims drawn under or made in connection with any Letter of Credit, (without duplication) all amounts paid or payable by MLBFS or the Issuing Bank under, pursuant to or in connection with such Letter of Credit on the date of payment by MLBFS or the Issuing Bank pursuant to such draw or claim except in the case of any draw under a Letter of Credit relating to the principal and interest portion of the purchase price of tendered Bonds which are subject to remarketing (any such draw, a "Liquidity Draw"), as to which Customer shall reimburse MLBFS on the date of the next two scheduled payments into the Sinking Fund following the date of such drawing, in an amount equal to such scheduled payments and, on the earlier of the 60th day after such draws and the termination of the Letter of Credit, in an amount equal to the balance of such draws; (ii) all customary fees and charges of MLBFS in connection with such Letter of Credit and/or Application, which fees and charges shall be in such amount or at such rate as MLBFS shall determine in its sole discretion; and (iii) any and all expenses, obligations or charges paid or incurred by MLBFS, the applicable Issuing Bank or any of its correspondents in connection with such Letter of Credit and/or the applicable CLC Agreement, provided that, notwithstanding anything in the CLC Agreement or otherwise, in no event shall Customer be required to pay any commission or commitment fee to any Issuing Bank (or reimburse MLBFS for any such commission or commitment) in connection with the issuance of a Letter of Credit (other than the commitment fee payable to MLBFS as described below). A schedule of the current fees, charges and limitations applicable to any Letter of Credit issued pursuant hereto is set forth on EXHIBIT D attached hereto and hereby made a part hereof. The commitment fee referred to on said EXHIBIT D was calculated by multiplying (x) .0125 by (y) an amount equal to the available face amount of the Letter of Credit on the Closing Date less the amount on deposit in the Sinking Fund on such date and shall apply only with respect to the period between the date hereof and the current Maturity Date of the WCMA L/C Line of Credit. In the event of any extension of the Maturity Date for the WCMA L/C Line of Credit and/or renewal of the WCMA L/C Line of Credit, an additional commitment fee in an amount equal to the product of (x) .0125 and (y) the available face amount of all outstanding or requested Letter(s) of Credit less the amount then on deposit in the Sinking Fund shall be payable on the date of such renewal. The acceptance of any commitment fee by MLBFS shall not in any event obligate MLBFS to consent to the issuance of any Letter of Credit or particular number of Letters of Credit. No commitment fees or charges shall be refundable under any circumstances.

                  (b) Provided that no Event of Default shall then have occurred and is continuing, within a reasonable time after the presentation of any drafts or other third party claims in connection with any Letter of Credit, MLBFS will reinstate the WCMA L/C Line of Credit by an amount equal to the amount, if any, by which the related Letter(s) of Credit are reinstated.

                  (c) Without limiting in any way Customer's obligations to pay MLBFS any amounts due pursuant to or in connection with any Letter of Credit, this Loan Agreement or the applicable CLC Agreement, Customer hereby irrevocably authorizes MLBFS to pay on Customer's behalf any and all amounts due pursuant to or in connection with any Letter of Credit or the applicable CLC Agreement, upon the demand of the applicable Issuing Bank for payment.

                  (d) In order to make such payments to the applicable Issuing Bank on Customer's behalf, or to MLBFS for the fees and charges referred to above or other sums payable, Customer hereby irrevocably authorizes MLBFS to:
(i) debit Customer's WCMA Account under the LC Line WCMA Agreement, electronically, by draft, and/or by any other means that MLBFS may in its sole discretion deem appropriate, and Customer understands and agrees that such debit may, without limitation, cause the liquidation of any investments in Money Accounts in such WCMA Account (other than any investments constituting any Minimum Money Accounts Balance under the WCMA Directed Reserve Program) and Customer irrevocably authorizes MLPF&S to effect such liquidation to pay the amounts to MLBFS; and (ii) should there be an insufficient amount of or no cash, or other assets available in Customer's WCMA Account, advance funds from Customer's WCMA L/C Line of Credit on account thereof all without notice to or any separate consent of Customer.

                  (e) All payments to which MLBFS is entitled shall be made to MLBFS by Customer free and clear of and without deduction for any present and future foreign taxes, exchange regulation charges or other levies, deductions or withholdings of any kind, and shall be made in United States currency. All amounts which are payable to MLBFS under this Article VI shall bear interest at the Applicable Interest Rate from and including the date payment is due to but excluding the date paid.

         6.7 EXAMINATION OF CREDITS, INSTRUMENTS AND DOCUMENTS; DISCREPANCIES.

                  (a) Customer shall promptly examine a copy of each Letter of Credit (and any amendments thereto) sent to it by MLBFS and/or an Issuing Bank and all other instruments and documents (or copies thereof) delivered to it from time to time by MLBFS and/or such Issuing Bank in connection therewith, and Customer shall, within three Business Days of its receipt thereof (but in any event before the requested date of issuance), notify MLBFS and such Issuing Bank in writing, by telecommunication or other expeditious means of communication of any discrepancy, irregularity or claim of non-compliance with the instructions set forth in the appropriate Application or amendment request. Customer shall be conclusively deemed to have waived any claim against MLBFS and such Issuing Bank and its correspondents in connection with such Letter of Credit unless it notifies MLBFS and such Issuing Bank in accordance with the terms of the previous sentence.

                  (b) In the event that MLBFS and/or the applicable Issuing Bank notifies Customer as to any discrepancy between any instrument or document presented under any Letter of Credit and the requirements of such Letter of Credit, Customer shall, within one Business Day of its receipt of such notice (or such shorter interval as circumstances may require and of which the applicable Issuing Bank shall advise Customer), notify MLBFS in writing, by telecommunication or other expeditious means of communication as to Customer's acceptance or non-acceptance thereof. Customer shall also notify such Issuing Bank of all such instances in accordance with the terms of the applicable CLC Agreement. Customer shall be conclusively deemed to waive any claim of improper honor or dishonor of any Letter of Credit, or of improper payment thereunder, if it fails to so notify MLBFS and such Issuing Bank within the time and in the manner required herein.

         6.8 LIMITATIONS.

                  (a) Customer agrees that neither MLBFS, the applicable Issuing Bank, nor any of its correspondents shall be responsible for, and Customer's obligation to pay and/or reimburse MLBFS shall not be affected by: (i) acts or omissions of any other Person, including, without limitation, any beneficiary or assignee of any Letter of Credit, and any correspondent, agent or sub-agent;
(ii) the validity, sufficiency or genuineness of documents or instruments, or of any endorsements thereon; (iii) breach of contract between Customer and any Letter of Credit beneficiary or other party; (iv) consequences of compliance with laws, orders, regulations or customs in effect in places of negotiation or payment of any Letter of Credit; (v) failure of drafts or other payment demands to bear reference or adequate reference to any Letter of Credit; (vi) failure of any negotiating bank to comply with MLBFS directions; (vii) failure of any party to surrender or take up any Letter of Credit; (viii) failure of any party to note the amount of any draft or payment demand on the reverse side of any Letter of Credit, or forward documents apart from drafts as required by the terms of any Letter of Credit (each of which requirements may be waived by the applicable Issuing Bank even if included in any Letter of Credit); (ix) errors, omissions, interruptions or delays in transmission or delivery of any messages, however sent and whether plain or in code or cipher, or errors in translation or interpretation of technical or other terms; or (x) without limiting the foregoing, any other act or omission not done or omitted in bad faith.

                  (b) MLBFS shall have no duty to inquire into: (i) the existence of any disputes or controversies between Customer and the beneficiary of any Letter of Credit or any other Person, including without limitation the applicable Issuing Bank and/or its correspondents, or (ii) the truth, accuracy or occurrence of any fact or event referred to in any certificate or other document presented under or in connection with any Letter of Credit. MLBFS' sole obligation shall be limited to honoring requests for payment by the applicable Issuing Bank made under and in compliance with any Letter of Credit notwithstanding: (A) any assistance which MLBFS may have rendered in connection with the preparation of the wording of the Letter of Credit or any certificate or other documents required to be presented thereunder, or (B) any awareness or knowledge which MLBFS may have concerning any transaction giving rise to any Letter of Credit.

         6.9 INDEMNIFICATION AND INCREASED COSTS.

                  (a) Customer agrees to indemnify and hold MLBFS, the applicable Issuing Bank and its correspondents and their respective correspondents, officers, agents, directors, successors and assigns harmless from and against any and all claims, losses, liabilities, damages and expenses (including reasonable attorneys fees) resulting from or incurred in connection with any Application and/or any Letter of Credit, including, without limiting the foregoing, any such claim, loss, liability, damage or expense arising out of any transfer, sale, delivery, surrender, or endorsement of any instrument or document at any time held by MLBFS, the Issuing Bank or any of their affiliates or subsidiaries, held for the account of any one of them by any correspondent of any one of them, in connection with any Letter of Credit, or arising out of any action for injunctive or other judicial or administrative relief arising out of or in connection with any Letter of Credit and affecting, directly or indirectly, MLBFS or such affiliate or subsidiary, and, without limiting the foregoing, Customer agrees to bear and pay all reasonable expenses of every kind for the enforcement of any of MLBFS' and/or the applicable Issuing Bank's rights herein mentioned or of any claim or demand by MLBFS and/or the applicable Issuing Bank against Customer; excluding, however, from said indemnity any such claims, liabilities, etc. (i) arising directly out of the willful wrongful act or gross negligence of MLBFS or the Issuing Bank or (ii) relating to the commitment fees payable to the Issuing Bank, which are the sole responsibility of MLBFS. If any attorney is used at any time or from time to time to enforce any of said obligations or to represent MLBFS and/or such Issuing Bank in any legal proceeding concerning any Letter of Credit (including, without limitation, any attempt by Customer to enjoin or delay MLBFS' payment for the honor of a draft or payment demand under any Letter of Credit), MLBFS' and such Issuing Bank's reasonable attorneys' fees shall be added thereto.

                  (b) If any law or regulation, any change in any law or regulation, or any interpretation thereof by any court or administrative or governmental authority charged or claiming to be charged with the administration thereof, or any change in generally accepted accounting principles applicable to MLBFS and/or the applicable Issuing Bank, shall: (i) impose, modify or make applicable any reserve, special deposit or similar requirement against any Letters of Credit issued by such Issuing Bank or with respect to this Loan Agreement, the L/C Line WCMA Agreement, or the applicable CLC Agreement, the Letter of Credit or any related Loan Document or any transactions hereunder or thereunder, or (ii) impose on MLBFS and/or the applicable Issuing Bank any other condition regarding this Loan Agreement, the L/C Line WCMA Agreement, the applicable CLC Agreement, the Letter of Credit or any related Loan Document, or (iii) subject MLBFS and/or the applicable Issuing Bank to any tax, charge, fee, deduction or withholding of any kind whatsoever and the result of any such event or any similar measure, shall be to increase the cost to MLBFS or to such Issuing Bank with respect to issuing or maintaining any Letter of Credit or to reduce the amount of principal of, interest on, or any fee or compensation receivable by MLBFS and/or such Issuing Bank in respect of any Letter of Credit or this Loan Agreement, the L/C Line WCMA Agreement or applicable CLC Agreement, Customer shall promptly pay to MLBFS or such Issuing Bank, upon demand, and from time to time upon receipt from MLBFS and/or such Issuing Bank of a certificate as to such increased cost, completed as of the effective date of such change of interpretation, all additional amounts which are necessary to compensate MLBFS and/or such Issuing Bank for such increased cost. A certificate from MLBFS or the applicable Issuing Bank as to increased costs shall show the manner of calculation and shall be conclusive (absent manifest error) as to the amount thereof. In addition, without limiting the foregoing, if any such change in applicable law or regulations, or interpretation thereof or in generally accepted accounting principles should occur, but such change or interpretation does not increase any cost or reduce any fee or compensation, Customer nevertheless agrees to pay to MLBFS a fee which will adequately compensate MLBFS, in its reasonable judgment, for any adverse non-monetary impact on MLBFS.

         6.10 MISCELLANEOUS.

                  (a) No delay on the part of MLBFS and/or the applicable Issuing Bank, or on the part of any assignee, in exercising any power or right hereunder shall operate as a waiver of any power or right; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof, or the exercise of any other power or right. The rights and remedies herein expressly specified are cumulative and not exclusive of any other rights or remedies which MLBFS and/or the applicable Issuing Bank or any of their assigns may otherwise have or would have under applicable law.

                  (b) MLBFS is hereby irrevocably authorized, but not obligated, to obtain and receive any and all communications and/or material of any nature whatsoever relating to Letters of Credit or in connection with Customer's participation in the Letter of Credit Arrangement, including, without limitation, any and all communications from or to the applicable Issuing Bank.

                  (c) Any instruction by Customer to MLBFS not to appoint a new or additional Issuing Bank as contemplated by the definition of "Issuing Bank" shall immediately terminate the commitment of MLBFS to arrange for the issuance of Letters of Credit under this Article VI but such termination shall not derogate from or release any obligations of Customer arising under this Article VI with respect to any Letter of Credit issued prior thereto, whether or not such Letter of Credit is still outstanding.

         6.11 THIRD PARTY ISSUER. In the event Customer instructs MLBFS to not designate a Person as an Issuing Bank (as contemplated by the definition of such term), the commitment of MLBFS under Article VI is terminated in connection with such instruction or is otherwise terminated, and Customer arranges for an Alternate Credit Facility with respect to the then outstanding Bonds to be provided by a Person (an "Alternate Issuer") other than an Issuing Bank or otherwise than pursuant to the terms of the Loan Documents, MLBFS will (i) provide a release of the Deed of Trust (in form for recording) containing terms reasonably acceptable to MLBFS, on the date on which all Letters of Credit have expired, and there are no Obligations outstanding under this Article VI or any CLC Agreement; and (ii) confirm in a writing addressed to the Alternate Issuer the subordination of (A) the Lien of the Second Deed of Trust and the rights of MLBFS thereunder to a deed of trust in favor of the Alternate Issuer (an "Alternate Deed of Trust") encumbering the Real Property and (B) the Liens of the Subordinate Absolute Assignment of Real Property Leases and Rents dated January 21, 2004 made by Customer in favor of MLBFS and the Subordinate Assignment of Permits, Agreements, Licenses, Franchises and Authorizations dated January 21, 2004 made by Customer in favor of MLBFS to similar documents, if any, made by Customer in favor of the Alternate Issuer; provided such Alternate Deed of Trust and related documents secure only the reimbursement obligations of Customer with respect to the Alternate Credit Facility and related obligations similar in form and substance to the other obligations secured by the existing Deed of Trust and related documents; and, provided, further, the terms of such subordination are reasonably acceptable to MLBFS; and (iii) upon the release of the Deed of Trust, pay over to Customer, or the Alternate Issuer (if so directed by Customer) any funds then on deposit in the Sinking Fund and not the subject of any notice of redemption relating to the Bonds.

                        ARTICLE VII. GENERAL PROVISIONS

         7.1 REPRESENTATIONS AND WARRANTIES. Each of Customer, Stratagene and BH LLC represent and warrant to MLBFS (as to itself and to each other Credit Party) that, except as set forth on the Schedule of Exceptions to Representations and Warranties delivered herewith (the "Disclosure Schedule"):

                  (a) ORGANIZATION AND EXISTENCE. Each Business Credit Party is duly organized, validly existing and in good standing under the laws of its state of organization. Each Business Credit Party is qualified to do business and in good standing in each other state where the nature of its business or the property owned by it make such qualification necessary, except for such states where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

                  (b) EXECUTION, DELIVERY AND PERFORMANCE. Each Business Credit Party has the requisite power and authority to enter into and perform its obligations under the Loan Documents to which such Business Credit Party is a party. Each Business Credit Party holds all necessary permits, licenses, certificates of occupancy and other governmental authorizations and approvals required in order to own and operate such Business Credit Party's business, except where the failure to hold such permits, licenses, certificates of occupancy and other governmental authorizations would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by each Business Credit Party of the Loan Documents to which such Business Credit Party is a party: (i) have been duly authorized by all requisite action on the part of such Business Credit Party, (ii) do not and will not violate or conflict with any law, order or other governmental requirement applicable to such Business

Credit Party that would reasonably be expected to cause a Material Adverse Effect, or any of the agreements, instruments or documents which formed or govern any of the Business Credit Parties, and (iii) do not and will not breach or violate any of the provisions of, and will not result in a default by any of the Business Credit Parties under, any of the Material Contracts.

                  (c) NOTICES AND APPROVALS. Except as set forth on Section 7.1(c) of the Disclosure Schedule and except as may have been given or obtained, no notice to or consent or approval of any governmental body or authority or other third party whatsoever (including, without limitation, any other creditor) is required in connection with the execution, delivery or performance by any Credit Party of the Loan Documents to which such Credit Party is a party.

                  (d) ENFORCEABILITY. The Loan Documents to which any Business Credit Party is a party are the respective legal, valid and binding obligations of each such Business Credit Party, enforceable against it or them, as the case may be, in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally or by general principles of equity.

                  (e) COLLATERAL. Except for priorities afforded to any Permitted Liens: (i) Customer has good and marketable title to the Collateral,
(ii) none of the Collateral is subject to any other Lien and (iii) upon the filing of Uniform Commercial Code financing statements with respect to the Collateral in the appropriate jurisdiction(s) and/or the completion of any other action required by applicable law to perfect its liens and security interests, MLBFS will have valid and perfected first liens and security interests upon all of the Collateral, except with respect to Other Property (as defined in the Second Deed of Trust) as to which the lien shall be subordinate to that granted in the Deed of Trust (or any subsequent deed of trust which replaces the Deed of Trust and which subjects the Real Property to a first lien in favor of any lender who is providing a letter of credit which replaces the Letter(s) of Credit contemplated by Article VI hereof). All of the tangible Collateral is located at a Location of Tangible Collateral, other than inventory in transit in the ordinary course of business.

                  (f) LITIGATION; COMPLIANCE WITH LAWS. Except as set forth in
Section 7.1(f) of the Disclosure Schedule, no litigation, arbitration, administrative or governmental proceedings not fully covered by indemnity or insurance (subject to customary deductible amounts) are pending or, to the knowledge of Customer, threatened against any Business Credit Party, which would reasonably be likely to have a Material Adverse Effect. Except as would not have a Material Adverse Effect, each Business Credit Party is in compliance in all material respects with all laws, regulations, requirements and approvals applicable to it.

                  (g) TAX RETURNS. All federal, state and local tax returns, reports and statements required to be filed by each Business Credit Party have been filed with the appropriate governmental agencies and all taxes due and payable by each Business Credit Party have been timely paid, except (i) for any such taxes being contested by such Business Credit Party in good faith by appropriate proceedings or (ii) to the extent that any such failure to pay would not reasonably be expected to have a Material Adverse Effect.

                  (h) NO DEFAULT. No "Default" or "Event of Default" (each as defined in this Loan Agreement or any of the other Loan Documents) has occurred and is continuing.

                  (i) NO OUTSIDE BROKER. Except as set forth on Section 7.1(i) of the Disclosure Schedule and except for employees of MLBFS, MLPF&S or one of their affiliates, no Business Credit Party has directly or indirectly engaged or dealt with, and was not introduced or referred to MLBFS by, any broker or other loan arranger in connection with the transactions contemplated hereby.

                  (j) INTELLECTUAL PROPERTY. Each Business Credit Party owns, or has the legal right to use, all patents, trademarks, copyrights, technology, know-how and processes necessary for it to conduct its business as currently conducted ("Intellectual Property"), except where the failure to own or have the legal right to use such Intellectual Property would not reasonably be expected to have a Material Adverse Effect. Section 7.1(j) of the Disclosure Schedule sets forth a list of all Intellectual Property owned by each Business Credit Party or that such Business Credit Party has the right to use as of the date hereof and which is material to the operation of its business. As of the date hereof, except as provided on Section 7.1(j) of the Disclosure Schedule, no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property owned by the Business Credit Parties or the validity of any such owned Intellectual Property, nor does Customer know of any such claim, and, to the knowledge of Customer, the use of such owned Intellectual Property by the Business Credit Parties does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate would not reasonably be expected to have a Material Adverse Effect.
Section 7.1(j) of the Disclosure Schedule shall be updated quarterly by Customer to include new Intellectual Property by giving written notice thereof to MLBFS and, upon demand by MLBFS, the Business Credit Parties shall provide MLBFS with such instruments of assignment, pledges and consents and such other reasonable further assurances as may be reasonably necessary to include such new Intellectual Property in the Collateral to secure the Obligations (other than those arising under the L/C Line WCMA Agreement, any CLC Agreement, WCMA L/C Line of Credit or Article VI hereof).

                  (k) NO MATERIAL CONTRACTS. Other than the Loan Documents, the Merger Agreement, the other Merger Documents, the Subordinated Debt Documents and the documents listed on Section 7.1(k) of the Disclosure Schedule, as of the date hereof, no Business Credit Party is a party to or otherwise bound by any Material Contracts.

                  (l) BIOCREST BOND ISSUE. The aggregate outstanding principal amount of the Bonds as of the date hereof is $5,620,000.

                  (m) FINANCIAL STATEMENTS. Except as expressly set forth in the applicable financial statements or as set forth in Section 7.1(m) of the Disclosure Schedule, all financial statements of Stratagene and its consolidated subsidiaries and BH LLC and its consolidated subsidiaries furnished to MLBFS have been prepared in conformity with GAAP, consistently applied, are true and correct in all material respects, and fairly present the combined financial condition of Stratagene and its consolidated subsidiaries and BH LLC and its consolidated subsidiaries as at the date thereof and the combined results of their operations for the periods then ended (subject, in the case of interim unaudited financial statements, to normal year-end adjustments); and since the most recent date covered by such financial statements, there has been no material adverse change in any such financial condition or operation.

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

                  (n) MERGER/BH ASSET ACQUISITION.

                           (i) Stratagene has caused to be delivered to MLBFS
and its counsel a true and correct copy of the Merger Agreement and all of the exhibits, schedules and attachments thereto (the "Merger Documents"). The Merger Documents represent the entire agreement and understanding of Stratagene with respect to the transactions contemplated therein. Each of the representations and warranties of Stratagene set forth in Article III of the Merger Agreement were true and correct in all material respects when made and did not omit to state any facts or circumstances necessary in order for such representations and warranties not to be misleading in any material respects.

                           (ii) Stratagene shall provide MLBFS with a true and
correct copy of the proposed agreements relating to the BH Asset Acquisition prior to execution and delivery thereof. Stratagene will not permit Stratagene California or any other Credit Party to consummate the BH Asset Acquisition unless the terms and conditions thereof are reasonably acceptable to MLBFS; it being understood that definitive documents which are consistent with the term sheet relating to the BH Asset Acquisition previously approved by MLBFS will be deemed to be acceptable to MLBFS.

                  (o) SUBORDINATED DEBT DOCUMENTS. Stratagene has caused to be delivered to MLBFS and its counsel a true and correct copy of the Subordinated Debt Documents, including, without limitation, the Amended and Restated Securities Purchase Agreement dated January 21, 2004 (the "TCW Agreement"), and all of the exhibits, schedules and attachments thereto. The Subordinated Debt Documents represent the entire agreement and understanding of Stratagene with respect to the transactions contemplated therein.

                  (p) ERISA. Except as set forth in Section 7.1(p) of the Disclosure Schedule, as of the Closing Date no Business Credit Party has any Plan (including without limitation any Multiemployer Plan) or has made or makes any payments to any Plan.

                           (i) Each Plan substantially complies and has been
maintained in substantial compliance with all applicable provisions of ERISA and the Code, except where a failure to be in such compliance would not have a Material Adverse Effect.

                           (ii) No Business Credit Party has engaged in a
non-exempt "prohibited transaction" as defined in Section 406 of ERISA or
Section 4975 of the Code in connection with which such Person or any ERISA Affiliate could be subject to a material liability for either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

                           (iii) There has been no termination of a Plan or
trust created under any Plan that would give rise to a material liability to the PBGC on the part of any Business Credit Party or any ERISA Affiliate. No material liability to the PBGC has been or is expected to be incurred with respect to any Plan by any Business Credit Party or any ERISA Affiliate. The PBGC has not instituted proceedings to terminate any Plan. There exists no condition or set of circumstances which presents a material risk of termination or partial termination of any Plan by the PBGC. Each Business Credit Party and each ERISA Affiliate has paid all premiums due to the PBGC with respect to each Plan for each plan year thereof for which such premiums are required.

                           (iv) Full payment has been made or provided for of
all material amounts which are required under the terms of each Plan to have been paid as contributions to such Plan as of the last day of the most recent fiscal year of such Plan ended on or before the date of this Loan Agreement, and no "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan. No Business Credit Party nor any ERISA Affiliate has failed to make a required installment under Section 412(m) of the Code or any other payment required under
Section 412 of the Code on or before the due date.

                           (v) The "amount of unfunded benefit liabilities" (as
defined in Section 4001(a)(18) of ERISA) of each Plan as of the last day of the most recent plan year of such Plan ended on or before the date of this Loan Agreement do not exceed zero. No Business Credit Party nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the Code.

                           (vi) No Business Credit Party nor any ERISA Affiliate
has made a "complete withdrawal" or "partial withdrawal" from a Multiemployer Plan as defined in Sections 4203 and 4205 of ERISA, respectively. If as of the date of this Loan Agreement, such Business Credit Party (and all ERISA Affiliates thereof) were to withdraw from all Multiemployer Plans it (and they) would not incur liability to such Multiemployer Plans under Title IV of ERISA which would have a Material Adverse Effect. No such Multiemployer Plan is in reorganization (as provided in Section 4241 of ERISA) or is insolvent (as provided in Section 4245 of ERISA) so as to result in any liability to any Business Credit Party or any ERISA Affiliate which would have a Material Adverse Effect.

                  Each of the foregoing representations and warranties: (i) has been and will be relied upon as an inducement to MLBFS to provide the WCMA Line of Credit, and (ii) shall be deemed remade by Customer, Stratagene and BH LLC concurrently with each request for a Loan or issuance of a Letter of Credit.

                  (q) SHAREHOLDERS. All Capital Stock of any class of Stratagene owned by JAS, each JAS Trust and BioSense as of the date hereof is set forth in
Section 7.1(q) of the Disclosure Schedule hereto. Such stock equals the applicable percentage of issued and outstanding Capital Stock of Stratagene indicated on Section 7.1(q) of the Disclosure Schedule.

         7.2 FINANCIAL AND OTHER INFORMATION

                  (a) Stratagene shall furnish or cause to be furnished to MLBFS during the term of this Loan Agreement all of the following:

                           (i) ANNUAL FINANCIAL STATEMENTS. As soon as
available, but in any event within 120 days after the end of each fiscal year of Stratagene, a copy of the consolidated and consolidating balance sheet of Stratagene and its consolidated subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, certified by and reported on without a

"going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing reasonably acceptable to MLBFS (it being understood that such other accountants need not be a "Big 4" accounting firm in order to be acceptable to MLBFS), setting forth in comparative form the figures for the previous year; and

                           (ii) INTERIM FINANCIAL STATEMENTS. As soon as
available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of Stratagene, the unaudited consolidated and consolidating balance sheet of Stratagene and its consolidated subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of Stratagene and its consolidated subsidiaries for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures for the previous year, together with a certificate by the chief financial officer of Stratagene (or an equivalent officer) as to their being fairly stated in all material respects (subject to normal year-end audit adjustments).

                  All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                           (iii) CERTIFICATE OF COMPLIANCE. Contemporaneously
with the financial statements required pursuant to clauses (i) and (ii) of this
Section 7.2(a), a Certificate of Compliance, duly executed by the chief executive officer or chief financial officer of Stratagene, in the form of EXHIBIT B attached hereto, or such other form as reasonably required by MLBFS from time to time;

                           (iv) BORROWING BASE CERTIFICATE. On or before the
15th day of each calendar month, a certificate in the form of EXHIBIT E hereto (each, a "Borrowing Base Certificate"), setting forth the calculation of the Borrowing Base as of the end of the immediately preceding month;

                           (v) MERGER TRANSACTION/SUBORDINATED NOTES. As soon as
practicable upon receipt or delivery of the same, a copy of the filed certificate of merger to be filed in connection with the merger contemplated in the Merger Agreement, and a copy of any material notice given or received by Stratagene pursuant to the Merger Documents or any of the Subordinated Debt Documents;

                           (vi) PAID TAX BILLS. A copy of each real estate tax
bill on or issued in connection with the Real Property, together with evidence of payment of such tax bill within thirty (30) days of request therefore by MLBFS; and

                           (vii) OTHER INFORMATION. Such other information as
MLBFS may from time to time reasonably request relating to Customer, any other Business Credit Party or the Collateral.

                  (b) BH LLC shall furnish or cause to be furnished to MLBFS during the term of this Loan Agreement all of the following:

                           (i) ANNUAL FINANCIAL STATEMENTS. As soon as
available, but in any event within 120 days after the end of each fiscal year of BH LLC, a copy of the unaudited consolidated and consolidating balance sheet of BH LLC and its consolidated subsidiaries as at the end of such fiscal year and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, setting forth in comparative form the figures for the previous year, together with a certificate by the chief financial officer of BH LLC (or equivalent officer) as to their being fairly stated in all material respects; and

                           (ii) INTERIM FINANCIAL STATEMENTS. As soon as
available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of BH LLC, the unaudited consolidated and consolidating balance sheet of BH LLC and its consolidated subsidiaries as at the end of such fiscal quarter and the related consolidated and consolidating statements of income and retained earnings and of cash flows of BH LLC and its consolidated subsidiaries for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures for the previous year, together with a certificate by the chief financial officer of BH LLC (or equivalent officer) as to their being fairly stated in all material respects (subject to normal year-end adjustments).

                  All such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such officer and disclosed therein).

                           (iii) OTHER INFORMATION. Such other information as
MLBFS may from time to time reasonably request relating to any Credit Party which is a subsidiary of BH LLC.

                           (iv) BH ASSET ACQUISITION. Upon consummation of the
BH Asset Acquisition, the obligations of BH LLC under this Section 7.2 shall cease.

         7.3 OTHER COVENANTS Stratagene and BH LLC further covenant and agree (as to itself and to each other Business Credit Party) during the term of this Loan Agreement that, except for the transactions contemplated by the Merger Agreement or as otherwise listed on Section 7.3 of the Disclosure Schedule:

                  (a) FINANCIAL RECORDS; INSPECTION. Each Business Credit Party will: (i) maintain at its principal place of business complete and accurate books and records, and maintain all of its financial records in a manner consistent with the financial statements heretofore furnished to MLBFS, or prepared on such other basis as may be approved in writing by MLBFS; and (ii) permit MLBFS or its duly authorized representatives, upon reasonable notice and at reasonable times, to inspect the properties (both real and personal), operations, books and records of Stratagene and each other Business Credit Party.

                  (b) TAXES. Each Business Credit Party will pay when due all of its respective taxes, assessments and other governmental charges, howsoever designated, and all other liabilities and obligations, except (i) for any such taxes, assessments or other governmental charges being contested by such Business Credit Party in good faith by appropriate proceedings or (ii) to the extent that any such failure to pay would not reasonably be expected to have a Material Adverse Effect.

                  (c) COMPLIANCE WITH LAWS AND MATERIAL CONTRACTS. No Business Credit Party will violate (i) any law, regulation or other governmental requirement, or any judgment or order of any court or governmental agency or authority applicable to such Business Credit Party, which violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (ii) any Material Contracts.

                  (d) NO USE OF MERRILL LYNCH NAME. No Business Credit Party will directly or indirectly publish, disclose or otherwise use in any advertising or promotional material, or press release or interview, the name, logo or any trademark of MLBFS, MLPF&S, Merrill Lynch and Co., Incorporated or any of their affiliates.

                  (e) NOTIFICATION. Each Business Credit Party shall provide MLBFS with prompt written notification of: (i) any Default; (ii) any material adverse change in the business, financial condition or operations of the Business Credit Parties taken as a whole; (iii) any information which indicates that the financial statements of the Business Credit Parties fail in any material respect to present fairly the financial condition and results of operations purported to be presented in such statements; (iv) any threatened or pending litigation involving any Business Credit Party in excess of $75,000; (v) any casualty loss, attachment, Lien (other than Permitted Liens), judicial process, encumbrance or claim affecting or involving $25,000 or more of the Collateral; (vi) any change in Stratagene's outside accountants; and (vii) any other event or circumstance that is reasonably likely to cause a Material Adverse Effect. Each notification by any Business Credit Party pursuant hereto shall specify the event or information causing such notification, and, to the extent applicable, shall specify the steps being taken to rectify or remedy such event or information.

                  (f) ENTITY ORGANIZATION. Each Business Credit Party will (i) remain (A) validly existing and in good standing in the jurisdiction of its organization and (B) qualified to do business and in good standing in each other jurisdiction where the nature of its business or the property owned by it make such qualification necessary, except for such jurisdictions where the failure to remain qualified or in good standing would not have a Material Adverse Effect, and (ii) maintain all governmental permits, licenses and authorizations, except for such governmental permits, licenses and authorizations the failure of which to maintain would not reasonably be expected to have a Material Adverse Effect. Stratagene shall give MLBFS not less than 30 days prior written notice of any change in name (including any fictitious name) or chief executive office, or place of business of any Business Credit Party.

                  (g) MERGER, CHANGE IN BUSINESS. Except with respect to the transactions contemplated by the Merger Agreement, the BH Asset Acquisition, and the merger of a Business Credit Party organized and located in a jurisdiction in the United States of America with another Business Credit Party so organized and located (provided, in the case of any merger involving Stratagene, Stratagene is the surviving entity, and, in any such merger, the surviving entity confirms in a writing addressed to MLBFS that such Business Credit Party remains bound by the Loan Documents), or with the prior written consent of MLBFS, neither Stratagene nor BH LLC will cause or permit any other Business Credit Party to:
(i) be a party to any merger or consolidation with, or purchase or otherwise acquire all or substantially all of the assets of, or any material stock, partnership, joint venture or other equity interest in, any

Person, or sell, transfer or lease all or any substantial part of its assets;-
(ii) engage in any material business substantially different from its business in effect as of the date hereof, or cease operating any such material business; or (iii) cause or permit any other Person to assume or succeed to any material business or operations of such Business Credit Party.

                  (h) SENIOR DEBT TO EBITDA. Stratagene will maintain a Senior Debt to EBITDA Ratio of 2.25 to 1.00 or less at the end of each fiscal quarter occurring on or before September 30, 2004 and 2.00 to 1.00 or less at the end of each fiscal quarter thereafter.

                  (i) TOTAL DEBT TO EBITDA. Stratagene will maintain a Total Debt to EBITDA Ratio of 3.25 to 1.00 or less at the end of each fiscal quarter on or before September 30, 2004, 3.00 to 1.00 or less at the end of each fiscal quarter occurring after September 30, 2004 and on or before September 30, 2005, and 2.5 to 1.00 or less at the end of each fiscal quarter thereafter.

                  (j) FIXED CHARGE COVERAGE RATIO. Stratagene will maintain a Fixed Charge Coverage Ratio of not less than 1.05 to 1.00 at the end of each fiscal quarter ending on or before September 30, 2004, 1.10 to 1.00 at the end of each fiscal quarter occurring after September 30, 2004 and on or before September 30, 2005, and 1.20 to 1.00 at the end of each fiscal quarter ending thereafter.

                  (k) MINIMUM NET WORTH. Stratagene will have a Net Worth as of the fiscal year ended December 31, 2003 equal to the sum of (x) an amount equal to 95% of Stratagene's Net Worth as of September 30, 2003 and (y) 75% of its net income for the quarter ending December 31, 2003 and for each fiscal quarter thereafter, Stratagene shall maintain a Net Worth in an amount equal to the sum of the Net Worth Stratagene was required to have for the fiscal quarter immediately preceding the date of determination, plus 75% of its net income for the fiscal quarter ending on the date of determination, plus 95% of the book value of Hycor on the Merger Effective Date; provided, however, that the net worth of each of Stratagene and Hycor shall be adjusted downwards in a manner satisfactory to MLBFS to take into account one-time merger related expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (provided that with respect to Stratagene such adjustment shall not exceed (i) $2,082,000 if the Merger Agreement is terminated and the Merger Effective Date has not occurred or (ii) $4,532,000 if the Merger Effective Date occurs). The Net Worth requirement set forth in this covenant shall be determined based on the fiscal quarter and year results reported in the financial statements furnished to MLBFS pursuant to Section 7.2 hereof.

                  (l) MAXIMUM CAPITAL EXPENDITURES. Stratagene and its subsidiaries will not spend more than an aggregate of $2,850,000 for Capital Expenditures in the fiscal year ending December 31, 2004, an aggregate of $3,300,000 for Capital Expenditures in the fiscal year ending December 31, 2005 and an aggregate of $4,150,000 for Capital Expenditures in the fiscal year ending December 31, 2006 (in each case, excluding therefrom any Capital Expenditures that are funded by advances under the WCMA Reducing Revolving
Loan); provided that, after the Merger Effective Date, the maximum Capital Expenditures for the fiscal year ending December 31, 2004 shall be $4,175,000 and for the fiscal years ending December 31, 2005 and December 31, 2006 shall be $7,000,000.

                  (m) NO LOANS/TRANSFERS OF ASSETS. Except upon the prior written consent of MLBFS and except as contemplated by the Merger Agreement and the BH Asset Acquisition,

Stratagene and BH LLC will not, and will not permit any Business Credit Party to, directly or indirectly lend any moneys, or transfer any assets or property, to any other Person, or make any investment in, any other Person, other than (i) arms length sales of inventory, licensing of intellectual property or provision of services for fair consideration in the ordinary course of business, (ii) transfers of inventory among Business Credit Parties in the ordinary course of business, (iii) loans made by one Business Credit Party to another in the ordinary course of business, (iv) the extension of credit by the Business Credit Parties to Stratagene Japan KK with respect to inventory purchased from such Business Credit Parties in an aggregate principal amount for all such Business Credit Parties not exceeding $500,000 at any time; provided no Event of Default has occurred and is continuing or would result from the granting of such credit, and (v) Stratagene may extend employee loans in the ordinary course of business in an aggregate outstanding amount not exceeding $75,000 at any time. Notwithstanding the foregoing, (i) in the event that the merger contemplated by the Merger Agreement does not occur and the Merger Agreement is terminated, Stratagene may make loans to BH LLC and its subsidiaries in an aggregate outstanding principal amount not exceeding $700,000 at any time during the period that any Indebtedness owed to MLBFS pursuant to the Loan Agreement is outstanding and (ii) Business Credit Parties may, upon prior written notice to MLBFS, create new wholly owned subsidiaries which are incorporated in a jurisdiction in the United States of America provided each such subsidiary, upon its creation, becomes a party to the Guaranty and the Security Agreement by executing and delivering a fully executed Joinder Agreement in substantially the form of EXHIBIT F hereto to MLBFS. Upon the Merger Effective Date, Stratagene shall cause Hycor to execute and deliver a fully executed Joinder Agreement to MLBFS.

                  (n) LIMITATION ON INDEBTEDNESS. Stratagene and BH LLC will not, and will not permit any Business Credit Party to, contract, create, incur, assume or permit to exist any Indebtedness, except: (a) Indebtedness arising or existing under this Loan Agreement and the other Loan Documents or any other Obligation from time to time owing to MLBFS; (b) Indebtedness existing as of the Closing Date specified in Section 7.3(n) of the Disclosure Schedule and renewals, refinancings or extensions thereof in a principal amount not in excess of the amount outstanding as of the date of such renewal, refinancing or extension; (c) the Indebtedness that is subordinated to the Obligations pursuant to the Subordination Agreement and renewals, refinancing and extensions thereof,
(d) Indebtedness of Customer incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset, provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the aggregate amount of all such Indebtedness shall not exceed $50,000 at any time outstanding; (e) other Indebtedness in an aggregate principal amount not to exceed $100,000 at any time outstanding and renewals, refinancings or extensions thereof; and (f) Indebtedness in respect of Guaranty Obligations of the Indebtedness permitted pursuant to clause (a), (b), (d) or (e) above.

                  (o) LIMITATION ON LIENS. Stratagene and BH LLC will not, nor will it permit any Business Credit Party to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

                  (p) LIMITATION ON GUARANTY OBLIGATIONS. Stratagene and BH LLC will not, and will not permit any Business Credit Party to, enter into or otherwise become or be liable in respect of any Guaranty Obligations (excluding specifically therefrom endorsements in the ordinary course of business of negotiable instruments for deposit or collection), other than (i) those in favor of MLBFS in connection herewith or the other Loan Documents and (ii) those permitted under clause (f) of Section 7.3(n) above.

                  (q) LIMITATION ON DIVIDENDS AND DISTRIBUTIONS. Stratagene and BH LLC will not, and will not permit any other Business Credit Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any dividends, distribution or other forms of withdrawals in respect of any class of its Capital Stock, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) any Business Credit Party which is a partnership or a limited liability company may make cash distributions to its partners or members, as the case may be, to the extent of the federal and state income tax payable by such Persons in any particular tax year or other period in respect of the taxable income of such Business Credit Party allocated to such Person, (c) JAS and his former spouse may repay their respective Indebtedness owing to Stratagene (in the approximate amount of $3,272,000 as of December 31, 2003 in the case of JAS and $266,000 as of December 31, 2003 in the case of his former spouse) by tendering Capital Stock of Stratagene owned by them to Stratagene at a price of $6.50 per share, and (d) to make purchases of stock options or shares of Common Stock issued under stock option plans (a) if a participant therein dies, becomes permanently disabled or his or her service with such Person is terminated (provided that the aggregate price paid for all such options and shares shall not exceed $500,000 in any 12-month period or $1,000,000 in the aggregate) or (b) upon the occurrence of Stratagene's initial underwritten public offering (provided that the aggregate price paid for all such options and shares, including, without limitation, amounts expended pursuant to the foregoing clause (a), shall not exceed $3,000,000); provided, however, that (A) the purchase price of any option shall be for a price no greater than the excess of (x) the fair market value of the stock underlying such option over (y) the exercise price of the option, and (B) the purchase price of any share shall be for a price no greater than the fair market value of such shares.

                  (r) REGARDING THE SUBORDINATED DEBT. With respect to the Indebtedness and other obligations subject to the Subordination Agreement, Stratagene will not (i) permit any payments to occur in respect of said obligations (including, without limitation, any mandatory or optional prepayments, sinking fund payments or other forms of redemptions or defeasance deposits of said indebtedness) unless expressly permitted by the Subordination Agreement or otherwise with the express prior written consent of MLBFS, (ii) be party to or otherwise agree to any amendment, supplement, restatement or any other form of modification to any other terms of the Subordinated Debt Documents or grant or consent to any waiver or departure from the terms thereof, in each case, without the express prior written consent of MLBFS, (iii) incur, create or suffer to exist any additional Indebtedness to any holder of any of the obligations arising under the Subordinated Debt Documents, whether or not subordinate to the Obligations, (iv) create or permit to exist any Lien on any of its assets securing any of the obligations arising under the Subordinated Debt Documents except as expressly permitted by the Subordination Agreement, or
(v) discharge, compromise, release, exchange or otherwise satisfy (with or without adequate consideration) any of the obligations arising under the Subordinated Debt Documents, without the express prior written consent of MLBFS.

                  (s) SURVEY. Customer shall deliver an "as built" survey for the Real Property to MLBFS (and in form and substance satisfactory to MLBFS) on or before February 29, 2004.

         7.4 COLLATERAL

                  (a) PLEDGE OF COLLATERAL. To secure payment and performance of the Obligations (other than those arising under the LC Line WCMA Agreement, WCMA L/C Line of Credit, any CLC Agreement or Article VI hereof), Customer hereby pledges, assigns, transfers and sets over to MLBFS, and grants to MLBFS first liens and security interests in and upon all of the Collateral, subject only to priorities afforded to Permitted Liens.

                  (b) PERFORMANCE OF OBLIGATIONS. Customer will perform all of its obligations owing on account of or with respect to the Collateral; it being understood that nothing herein, and no action or inaction by MLBFS, under this Loan Agreement or otherwise, shall be deemed an assumption by MLBFS of any of Customer's said obligations.

                  (c) SALES AND COLLECTIONS. Customer will not sell, transfer or otherwise dispose of any Collateral, except that so long as no Event of Default shall have occurred and be continuing, Customer may in the ordinary course of its business: (i) sell any Inventory normally held by Customer for sale, (ii) use or consume any materials and supplies normally held by Customer for use or consumption, and (iii) collect all of its Accounts.

                  (d) ACCOUNT SCHEDULES. Upon the request of MLBFS, which may be made from time to time, Customer will deliver to MLBFS, in addition to the other information required hereunder, summary statements of Accounts and, after and during the continuance of an Event of Default, a schedule identifying, for each Account and all Chattel Paper subject to MLBFS' security interests hereunder, each account debtor by name and address and amount, invoice or contract number and date of each invoice or contract. Customer shall furnish to MLBFS such additional information with respect to the Collateral, and amounts received by Customer as proceeds of any of the Collateral, as MLBFS may from time to time reasonably request.

                  (e) ALTERATIONS AND MAINTENANCE. Except upon the prior written consent of MLBFS, Customer will not make or permit any material alterations to any tangible Collateral which might materially reduce or impair the value of the Collateral taken as a whole. Customer will at all times (i) keep the tangible Collateral in good condition and repair, reasonable wear and tear excepted, (ii) protect the Collateral against loss, damage or destruction and (iii) pay or cause to be paid all obligations arising from the repair and maintenance of such Collateral, as well as all obligations with respect to any Location of Tangible Collateral (e.g., all obligations under any lease, mortgage or bailment agreement), except for any such obligations being contested by Customer in good faith by appropriate proceedings.

                  (f) LOCATION. Except for movements required in the ordinary course of Customer's business, Customer will give MLBFS 30 days' prior written notice of the placing at or movement of any tangible Collateral to any location other than a Location of Tangible Collateral. Except for sales or transfers of inventory in the ordinary course of business, Customer shall not cause or permit any material tangible Collateral to be removed from the United States without the express prior written consent of MLBFS. Customer will keep its books and records at its principal office address specified in the first paragraph of this Loan Agreement. Customer will not change the address where its books and records are kept, or change its name or taxpayer identification number without giving MLBFS at least 30 days prior written notice thereof. Customer will place a legend acceptable to MLBFS on all Chattel Paper that is Collateral in the possession or control of Customer from time to time indicating that MLBFS has a security interest therein.

                  (g) INSURANCE. Customer will insure all of the tangible Collateral under a policy or policies of physical damage insurance for the full replacement value thereof against such perils as MLBFS shall reasonably require and also providing that losses will be payable to MLBFS as its interests may appear pursuant to a lender's or mortgagee's long form loss payable endorsement and containing such other provisions as may be reasonably required by MLBFS. Customer will further provide and maintain a policy or policies of commercial general liability insurance naming MLBFS as an additional party insured. Customer will maintain such other insurance as may be required by law or as is customarily maintained by companies in a similar business or otherwise reasonably required by MLBFS. All such insurance policies shall provide that MLBFS will receive not less than 10 days prior written notice of any cancellation, and shall otherwise be in form and amount and with an insurer or insurers reasonably acceptable to MLBFS. Customer will furnish MLBFS with a copy or certificate of each such policy or policies and, prior to any expiration or cancellation, each renewal or replacement thereof.

                  (h) EVENT OF LOSS. Customer will at its expense promptly repair all repairable damage to any tangible Collateral except where the failure to repair such damage would not reasonably be expected to adversely affect the value of the Collateral taken as a whole. In the event that there is an Event of Loss and the affected Collateral had a value prior to such Event of Loss of $150,000.00 or more, then, on or before the first to occur of (i) 90 days after the occurrence of such Event of Loss, or (ii) 60 days after the date on which either Customer or MLBFS shall receive any proceeds of insurance on account of such Event of Loss, or any underwriter of insurance on such Collateral shall advise either Customer or MLBFS that it disclaims liability in respect of such Event of Loss, Customer will, at Customer's option, either replace the Collateral subject to such Event of Loss with comparable Collateral free of all liens other than Permitted Liens (in which event Customer shall be entitled to utilize the proceeds of insurance on account of such Event of Loss for such purpose, and may retain any excess proceeds of such insurance), or prepay the Obligations by an amount equal to the actual cash value of such Collateral as determined by either the insurance company's payment (plus any applicable deductible) or, in the absence of insurance company payment, as reasonably determined by MLBFS. Notwithstanding the foregoing, if at the time of occurrence of such Event of Loss or any time thereafter prior to replacement or line reduction, as aforesaid, an Event of Default shall have occurred and be continuing hereunder, then MLBFS may at its sole option, exercisable at any time while such Event of Default shall be continuing, require Customer to either replace such Collateral or prepay the Obligations, as aforesaid.

                  (i) NOTICE OF CERTAIN EVENTS. Customer will give MLBFS notice of any attachment, Lien (other than Permitted Liens), judicial process, encumbrance or claim affecting or involving $25,000.00 or more of the Collateral as soon as reasonably practicable.

                  (j) INDEMNIFICATION. Customer will indemnify, defend and save MLBFS harmless from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any nature whatsoever which may be asserted against or incurred by MLBFS arising out of or in any manner occasioned by (i) the ownership, collection, possession, use or operation of any Collateral, or (ii) any failure by Customer to perform any of its obligations hereunder; excluding, however, from said indemnity any such claims, liabilities, etc. arising directly out of the willful wrongful act or active gross negligence of MLBFS. This indemnity shall survive the expiration or termination of this Loan Agreement as to all matters arising or accruing prior to such expiration or termination.

                  (k) LICENSES OF PATENTS, TRADEMARKS, COPYRIGHTS, ETC. The Customer hereby assigns, transfers and conveys to MLBFS, effective upon the occurrence and during the continuance of any Event of Default, the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes owned or used by Customer that relate to the Collateral and any other collateral granted by Customer as security for the Obligations, together with any goodwill associated therewith, all to the extent necessary to enable MLBFS to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. The cure of any Event of Default shall not derogate from the right of any transferee of any Collateral to sell or use the same where the transfer of such Collateral was effected during the continuance of an Event of Default. This right and license shall inure to the benefit of all successors, assigns and transferees of MLBFS and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Customer.

                  (l) SUBORDINATION AGREEMENT. Customer acknowledges that it has been provided with a copy of the Subordination Agreement and agrees that it will not (i) take any action in respect of the Security Agreement (the "Junior Security Agreement") dated January 21, 2004 among the Business Credit Parties, TCW Special Credits Fund V - The Principal Fund and Harold Eastman in violation of the terms of the Subordination Agreement or this Section 7.4 or (ii) permit any secured party under the Junior Security Agreement to take any such action.

         7.5 EVENTS OF DEFAULT

         The occurrence of any of the following events shall constitute an "Event of Default" under this Loan Agreement:

                  (a) EXCEEDING THE MAXIMUM WCMA LINE OF CREDIT. If the outstanding principal amount of the WCMA Revolving Loans or WCMA Reducing Revolving Loans shall at any time exceed the Maximum WCMA Revolving Line of Credit or WCMA Reducing Revolving Line of Credit, respectively, and Customer shall fail to deposit sufficient funds into the applicable WCMA Account to reduce the outstanding principal amount of the WCMA Revolving Loans or WCMA Reducing Revolving Loans below the Maximum WCMA Revolving Line of Credit or WCMA Reducing Revolving Line of Credit, respectively, within five (5) Business Days of any such event.

                  (b) OTHER FAILURE TO PAY. Customer shall fail to pay to MLBFS or deposit into the applicable WCMA Account when due any amount owing or required to be paid or deposited by Customer under this Loan Agreement or any of the other Loan Documents, or shall fail to pay when due any other Obligations, and any such failure shall continue for more than five (5) Business Days.

                  (c) FAILURE TO PERFORM. Any Credit Party shall default in the performance or observance of any covenant or agreement on its part to be performed or observed under any of the Loan Documents (not constituting an Event of Default under any other clause of this Section), and such default shall continue unremedied for thirty (30) days.

                  (d) BREACH OF WARRANTY. Any representation or warranty made by any Credit Party contained in this Loan Agreement or any of the Loan Documents shall at any time prove to have been incorrect in any material respect when made.

                  (e) DEFAULT UNDER OTHER ML AGREEMENT. A default or event of default by any Credit Party shall occur under the terms of any other agreement, instrument or document which by its terms inure to the benefit of MLBFS, MLPF&S or any of their affiliates, and any required notice shall have been given and required passage of time shall have elapsed, or any WCMA Agreement or subscription to the WCMA Service pursuant thereto shall be terminated for any reason.

                  (f) BANKRUPTCY EVENT. Any Bankruptcy Event shall occur.

                  (g) MATERIAL ADVERSE CHANGE. Any event shall occur that would, in MLBFS' judgment (which judgment must be exercised in good faith, and which good faith shall be subject to review by a court of law, where MLBFS shall have the burden of proving that it has acted in good faith) have a material adverse effect on Customer's ability to fully pay or perform its liabilities or obligations under the Loan Documents, other than any such event reasonably attributable to (i) economic conditions generally in the United States or foreign economies in any locations where any Business Credit Party has material operations or sales, (ii) non-regulatory conditions generally affecting the industries in which the Business Credit Parties participate, or (iii) an attack on or by, or the outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by Congress or any other national or international calamity or emergency. If MLBFS declares an event of default based solely on this clause and is found by a court of law, after exercising all rights of appeal, to have not acted in good faith, MLBFS shall be responsible for all of Customer's attorneys' fees and expenses and related court expenses.

                  (h) DEFAULT UNDER OTHER AGREEMENTS. (i) Customer or any Guarantor shall be in default under, all cure periods shall have expired under (or in the case of a non-monetary default, 30 days shall have expired from the date thereof (if such period is longer than the applicable cure period)) and, as a result thereof, an event of default shall have been declared with respect to the obligations of Customer or such Guarantor under any Material Contract; (ii) Customer or any Guarantor shall default in any payment of principal of or interest on any Indebtedness (other than the Obligations) or in the payment of any Guaranty Obligation in either case in excess of $50,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guaranty Obligation was created; or Customer or any Guarantor shall default in the observance or performance of any other agreement or condition relating to any such Indebtedness in excess of $50,000 or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause or permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such

Indebtedness to become due prior to its stated maturity or such Guaranty Obligation to become payable; or (iii) Stratagene or any other party to the Subordination Agreement shall breach the terms thereof.

                  (i) ERISA DEFAULT (i) Any Reportable Event, which MLBFS determines in good faith (which determination shall be final and conclusive) constitutes grounds for the termination of any Plan or Plans by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Plan or Plans, shall have occurred and be continuing thirty (30) days after written or telegraphic or telephonic notice to such effect shall have been given to Customer by MLBFS; or (ii) a trustee shall be appointed by the appropriate United States District Court to administer any Plan or Plans; or (iii) PBGC shall institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer any Plan or Plans; or (iv) any Business Credit Party or any ERISA Affiliate shall fail with respect to any Plan or Plans to meet the minimum funding standards established under Section 302 of ERISA and Section 402 of the Code (for which no waiver is obtained); or (v) a complete or partial withdrawal by any Business Credit Party or any ERISA Affiliate from any Multiemployer Plan; or (vi) any Business Credit Party or any ERISA Affiliate shall make a decision to cease operations at a facility or facilities where such cessation would result in a separation from employment of more than 20% of the total number of employees who are participants under a Plan; provided that before any one or more of the events described in the preceding clauses (i) through (vi) shall constitute an Event of Default, the amount of liability to any Business Credit Party and all ERISA Affiliates must exceed (either singly or in the aggregate in the case of any such liability arising out of one or more of the events described in the preceding clauses (i) through (vi) under more than one such Plan) 2% of the consolidated Net Worth of Stratagene provided, further, that such event shall constitute an Event of Default only to the extent that MLBFS in good faith determines (which determination shall be final and conclusive) that such liability shall have a Material Adverse Effect; or

                  (j) COLLATERAL IMPAIRMENT. The loss, theft or destruction of any material portion of the Collateral as defined herein or in any other Loan Document, the occurrence of any material deterioration or impairment of any such Collateral or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which, in each case, causes such Collateral, in the sole opinion of MLBFS, to become unsatisfactory as to value taken as a whole; or any levy, attachment, seizure or confiscation of such Collateral which is not released or bonded to the satisfaction of MLBFS within thirty (30) Business Days.

                  (k) CONTESTED OBLIGATION. The Loan Agreement or any other Loan Document shall fail to be, or is claimed by the Customer or any Credit Party to not be, in any material respect, in full force and effect or shall not, or is claimed by any Credit Party not to, give MLBFS the security interests, Liens, rights, powers and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive).

                  (l) JUDGMENTS. A judgment not fully covered by insurance (subject to customary deductible amounts) shall be entered against any Credit Party in excess of $75,000 and the judgment is not paid in full and discharged, or stayed and bonded to the reasonable satisfaction of MLBFS within thirty (30) days of entry thereof.

                  (m) CHANGE IN CONTROL. There shall occur a Change of Control or the Voting Stock of Stratagene beneficially owned by JAS (including Voting Stock held of record by the JAS Trusts and BioSense, but only so long as the Required Conditions are met) and held free of any (i) Lien, (ii) proxy, or (iii) shareholder or like agreement which affects the right to vote such Voting Stock (other than restrictions under existing agreements described in Section 7.5(m) of the Disclosure Schedule), shall cease to constitute at least the Requisite Percentage of all Voting Stock of Stratagene. As used in this Section 7.5(m), "Requisite Percentage" shall mean 62% prior to the Merger Effective Date and 34% after the merger Effective Date.

                  (n) WITHDRAWAL, DEATH, ETC. The incapacity, withdrawal, dissolution, or the filing for dissolution of: (i) any Credit Party (except as may be expressly permitted hereby); or (ii) any controlling shareholder of any Credit Party.

                  (o) CONVERSION. If the holders of the Indebtedness subject to the Subordination Agreement do not convert all of such Indebtedness to Capital Stock of Stratagene on or before the Merger Effective Date.

         7.6 REMEDIES

                  (a) REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of any Event of Default, MLBFS may at its sole option do any one or more or all of the following, at such time and in such order as MLBFS may in its sole discretion choose:

                           (i) TERMINATION. MLBFS may without notice terminate
all WCMA Lines of Credit and all obligations to provide for the issuance of any Letter of Credit or to extend any credit to or for the benefit of Customer (it being understood, however, that upon the occurrence of any Bankruptcy Event all such obligations shall automatically terminate without any action on the part of MLBFS).

                           (ii) ACCELERATION. MLBFS may declare the principal of
and interest on the Loans, and all other Obligations to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable, without presentment, demand for payment, protest and notice of protest, notice of dishonor, notice of acceleration, notice of intent to accelerate or other notice or formality of any kind, all of which are hereby expressly waived; provided, however, that upon the occurrence of any Bankruptcy Event all such principal, interest and other Obligations shall automatically become due and payable without any action on the part of MLBFS.

                           (iii) EXERCISE OTHER RIGHTS. MLBFS may exercise any
or all of the remedies of a secured party under applicable law and in equity, including, but not limited to, the UCC, and any or all of its other rights and remedies under the Loan Documents.

                           (iv) POSSESSION. MLBFS may require Customer to make
the Collateral and the records pertaining to the Collateral available to MLBFS at a place designated by MLBFS which is reasonably convenient to Customer, or may take possession of the Collateral and the records pertaining to the Collateral without the use of any judicial process and without any prior notice to Customer.

                           (v) SALE. MLBFS may sell any or all of the Collateral
at public or private sale upon such terms and conditions as MLBFS may reasonably deem proper, whether for cash, on credit, or for future delivery, in bulk or in lots. MLBFS may purchase any Collateral at any such sale free of Customer's right of redemption, if any, which Customer expressly waives to the extent not prohibited by applicable law. The net proceeds of any such public or private sale and all other amounts actually collected or received by MLBFS pursuant hereto, after deducting all costs and expenses incurred at any time in the collection of the Obligations and in the protection, collection and sale of the Collateral, will be applied to the payment of the Obligations, with any remaining proceeds paid to Customer or whoever else may be entitled thereto, and with Customer and each Guarantor remaining jointly and severally liable for any amount remaining unpaid after such application.

                           (vi) DELIVERY OF CASH, CHECKS, ETC. MLBFS may require
Customer to forthwith upon receipt, transmit and deliver to MLBFS in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed, where required, so that such items may be collected by MLBFS) which may be received by Customer at any time in full or partial payment of any Collateral, and require that Customer not commingle any such items which may be so received by Customer with any of its other funds or property but instead hold them separate and apart and in trust for MLBFS until delivery is made to MLBFS.

                           (vii) NOTIFICATION OF ACCOUNT DEBTORS. MLBFS may
notify any account debtor that its Account or Chattel Paper has been assigned to MLBFS and direct such account debtor to make payment directly to MLBFS of all amounts due or becoming due with respect to such Account or Chattel Paper; and MLBFS may enforce payment and collect, by legal proceedings or otherwise, such Account or Chattel Paper.

                           (viii) CONTROL OF COLLATERAL. MLBFS may otherwise
take control in any lawful manner of any cash or non-cash items of payment or proceeds of Collateral and of any rejected, returned, stopped in transit or repossessed goods included in the Collateral and endorse Customer's name on any item of payment on or proceeds of the Collateral.

                  (b) SET-OFF. MLBFS shall have the further right upon the occurrence and during the continuance of an Event of Default to set-off, appropriate and apply toward payment of any of the Obligations, in such order of application as MLBFS may from time to time and at any time elect, any cash, credit, deposits, accounts, financial assets, investment property, securities and any other property of Customer which is in transit to or in the possession, custody or control of MLBFS, MLPF&S or any agent, bailee, or affiliate of MLBFS or MLPF&S. Customer hereby collaterally assigns and grants to MLBFS a continuing security interest in all such property as Collateral and as additional security for the Obligations. Upon the occurrence and during the continuance of an Event of Default, MLBFS shall have all rights in such property available to collateral assignees and secured parties under all applicable laws, including, without limitation, the UCC.

                  (c) POWER OF ATTORNEY. Effective upon the occurrence and during the continuance of an Event of Default, Customer hereby irrevocably appoints MLBFS as its attorney-in-fact, with full power of substitution, in its place and stead and in its name or in the name of MLBFS, to from time to time in MLBFS' sole discretion take any action and to execute any instrument which MLBFS may deem necessary or advisable to accomplish the purposes of this Loan Agreement and the other Loan Documents, including, but not limited to, to receive, endorse and collect all checks, drafts and other instruments for the payment of money made payable to Customer included in the Collateral. The powers of attorney granted to MLBFS in this Loan Agreement are coupled with an interest and are irrevocable until the Obligations have been indefeasibly paid in full and fully satisfied and all obligations of MLBFS under this Loan Agreement have been terminated

                  (d) REMEDIES ARE SEVERABLE AND CUMULATIVE. All rights and remedies of MLBFS herein are severable and cumulative and in addition to all other rights and remedies available in the Loan Documents, at law or in equity, and any one or more of such rights and remedies may be exercised simultaneously or successively.

                  (e) NO MARSHALLING. MLBFS shall be under no duty or obligation to (i) preserve, protect or marshall the Collateral; (ii) preserve or protect the rights of any Credit Party or any other Person claiming an interest in the Collateral; (iii) realize upon the Collateral in any particular order or manner,
(iv) seek repayment of any Obligations from any particular source; (v) proceed or not proceed against any Credit Party pursuant to any guaranty or security agreement or against any Credit Party under the Loan Documents, with or without also realizing on the Collateral; (vi) permit any substitution or exchange of all or any part of the Collateral; or (vii) release any part of the Collateral from the Loan Agreement or any of the other Loan Documents, whether or not such substitution or release would leave MLBFS adequately secured.

                  (f) NOTICES. To the fullest extent permitted by applicable law, Customer hereby irrevocably waives and releases MLBFS of and from any and all liabilities and penalties for failure of MLBFS to comply with any statutory or other requirement imposed upon MLBFS relating to notices of sale, holding of sale or reporting of any sale, and Customer waives all rights of redemption or reinstatement from any such sale. Any notices required under applicable law shall be reasonably and properly given to Customer if given by any of the methods provided herein at least 10 days prior to taking action. MLBFS shall have the right to postpone or adjourn any sale or other disposition of Collateral at any time without giving notice of any such postponed or adjourned date. In the event MLBFS seeks to take possession of any or all of the Collateral by court process, Customer further irrevocably waives to the fullest extent permitted by law any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession, and any demand for possession prior to the commencement of any suit or action.

         7.7 MISCELLANEOUS

                  (a) NON-WAIVER. No failure or delay on the part of MLBFS in exercising any right, power or remedy pursuant to this Loan Agreement or any of the other Loan Documents shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. Neither any waiver of any provision of any of the Loan Documents, nor any consent to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by MLBFS. Any waiver of any provision of this Loan Agreement or any of the other Loan Documents and any consent to any departure by any Credit Party from the terms of this Loan Agreement or any of the other Loan Documents shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise expressly provided herein, no notice to or demand on Customer or any other Credit Party shall in any case entitle Customer or any other Credit Party to any other or further notice or demand in similar or other circumstances.

                  (b) DISCLOSURE. Customer hereby irrevocably authorizes MLBFS and each of its affiliates, including without limitation MLPF&S, to at any time (whether or not an Event of Default shall have occurred) obtain from and disclose to each other any and all financial and other information about Customer. In connection with said authorization, the parties recognize that in order to provide a WCMA Line of Credit certain information about Customer is required to be made available on a computer network accessible by certain affiliates of MLBFS, including MLPF&S. Customer further irrevocably authorizes MLBFS to contact, investigate, inquire and obtain consumer reports, references and other information on Customer from consumer reporting agencies and other credit reporting services, former or current creditors, and other persons and sources (including, without limitation, any affiliate of MLBFS) and to provide to any references, consumer reporting agencies, credit reporting services, creditors and other persons and sources (including, without limitation, affiliates of MLBFS) all financial, credit and other information obtained by MLBFS relating to the Customer.

                  (c) COMMUNICATIONS. Delivery of an agreement, instrument or other document may, at the discretion of MLBFS, be by electronic transmission. Except as required by law or otherwise provided herein or in a writing executed by the party to be bound, all notices demands, requests, accountings, listings, statements, advices or other communications to be given under the Loan Documents shall be in writing and shall be served either personally, by deposit with a reputable overnight courier with charges prepaid, by deposit in the United States mail by certified mail, return receipt requested, postage prepaid or by facsimile transmission. Notices shall be addressed as follows:

                      If to any Credit Party to:

                          BioCrest Manufacturing, L.P.
                          1834 State Highway 71 West
                          Cedar Creek, Texas 78612
                          Attn.: Joseph A. Sorge, M.D.
                          Facsimile: (512) 321-3128

                          with copies to:

                          Stratagene Corporation
                          11011 North Torrey Pines Road
                          La Jolla, California  92037
                          Attn.: Chief Executive Officer
                          Facsimile: (858) 535-0071

                          and to:

                          Latham & Watkins LLP
                          701 "B" Street, Suite 2100
                          San Diego, California  92101
                          Attn.: Thomas A. Edwards, Esq.

                          Facsimile: (619) 696-7419

                       If to MLBFS to:

                          Merrill Lynch Business Financial Services Inc. 222 North LaSalle Street (17th Floor)
                          Chicago, Illinois  60601
                          Attn.: Patrick Lucas
                          Facsimile: (312) 269-1378

                          with copies to:

                          Merrill Lynch Business Financial Services Inc. 222 North LaSalle Street (17th Floor)
                          Chicago, Illinois  60601
                          Attn.: Mike Trunck
                          Facsimile: (312) 269-1378

or to such other address as shall be designated by such party in a written notice delivered to the other parties hereto. Any such communication shall be deemed to have been given upon, in the case of personal delivery the date of delivery, one Business Day after deposit with an overnight courier, two (2) Business Days after deposit in the United States by certified mail (return receipt requested), or receipt of electronic transmission (which shall be presumed to be three hours after the time of transmission unless an error message is received by the sender), except that any notice of change of address shall not be effective until actually received.

                  (d) FEES, EXPENSES AND TAXES. Customer shall pay or reimburse MLBFS for: (i) all UCC, real property or other filing, recording, and search fees and expenses incurred by MLBFS in connection with the verification, perfection or preservation of MLBFS' rights hereunder or in any Collateral or any other collateral for the Obligations; (ii) any and all stamp, transfer, mortgage, intangible, document, filing, recording and other taxes and fees payable or determined to be payable in connection with the borrowings hereunder or the execution, delivery, filing and/or recording of the Loan Documents and any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith; (iii) any and all reasonable fees and out-of-pocket expenses to third parties incurred by MLBFS in connection with the title insurance, environmental audit, appraisal, survey and other instruments or documents referred to in the definition of Real Property Funding Condition; and (iv) all fees and out-of-pocket expenses (including, reasonable attorneys' fees and legal expenses) incurred by MLBFS in connection with the preparation, execution, administration, collection, enforcement, protection, waiver or amendment of this Loan Agreement, the other Loan Documents and such other instruments or documents, and the rights and remedies of MLBFS thereunder and all other matters in connection therewith, excluding, however, salaries and expenses of MLBFS' employees; provided, however, that (x) in no event shall the amount of such fees, expenses and taxes payable by Customer in connection with the initial closing of the Loans under clauses (i) through (iv) above exceed $140,000 (excluding the third party legal fees of the Issuing Bank) and (y) in no event shall Customer have any payment or reimbursement obligations with respect to fees and out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by MLBFS as a result of litigation initiated by Stratagene in which MLBFS is a defendant. Customer hereby authorizes MLBFS,

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

at its option, to either cause any and all such fees, expenses and taxes to be paid with a WCMA Revolving Loan, or invoice Customer therefore (in which event Customer shall pay all such fees, expenses and taxes within 5 Business Days after receipt of such invoice). The obligations of Customer under this paragraph shall survive the expiration or termination of this Loan Agreement and the discharge of the other Obligations.

                  (e) INDEMNITY. Customer shall pay, indemnify, and hold MLBFS harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, in tort or on any other ground), judgments, suits, reasonable out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever with respect to, or in any other way arising out of or relating to, (i) this Loan Agreement, the Note, the other Loan Documents or any other documents contemplated by or referred to herein or therein, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or the issuance of any Letter of Credit, (iii) any investigation, litigation or proceeding relating to any acquisition or proposed acquisition by any Credit Party of all or a portion of the Capital Stock or all or substantially all of the assets of any Person, regardless of whether MLBFS is a party thereto or (iv) any action taken or omitted to be taken by MLBFS with respect to any of the foregoing; (all the foregoing, collectively, the "Indemnified Liabilities"), and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Customer hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law; provided, that the Customer shall have no obligation hereunder to MLBFS with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of MLBFS. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                  (f) RIGHT TO PERFORM OBLIGATIONS. If Customer shall fail to do any act or thing which it has covenanted to do under any of the Loan Documents or any representation or warranty on the part of Customer contained in the Loan Documents shall be breached, MLBFS may, in its sole discretion, after 5 Business Days written notice is sent to Customer (or such lesser notice, including no notice, as is reasonable under the circumstances), do the same or cause it to be done or remedy any such failure or breach, and may expend its funds for such purpose. Any and all reasonable amounts so expended by MLBFS shall be repayable to MLBFS by Customer upon demand, with interest at the Interest Rate during the period from and including the date funds are so expended by MLBFS to the date of repayment, and all such amounts shall be additional Obligations. The payment or performance by MLBFS of any of Customer's obligations hereunder shall not relieve Customer of said obligations or of the consequences of having failed to pay or perform the same, and shall not waive or be deemed a cure of any Default.

                  (g) COLLATERAL RELEASE. Provided that (i) all WCMA Reducing Revolving Loans and all accrued interest thereon and all commitment fees related thereto have been paid in full, the Reducing Revolver WCMA Agreement has been terminated and the commitment of MLBFS under Article III hereof has been terminated, (ii) the Term Loan, all accrued interest thereon and all commitment fees related thereto have been paid in full, (iii) at the time of the Release Request (defined below) no Event of Default has occurred and is continuing and
(iv) at the time of the Release Request MLBFS determines in its reasonable discretion that the Guaranty and Membership Pledge provide sufficient security for repayment of the WCMA Revolving Loans; MLBFS will, upon the written request of Customer (the "Release Request") and at the expense of Customer, release its Lien on the Collateral and terminate the Security Agreement and the Second Deed of Trust.

                  (h) FURTHER ASSURANCES. Customer agrees to do such further acts and things and to execute and deliver to MLBFS such additional agreements, instruments and documents as MLBFS may reasonably require or deem advisable to effectuate the purposes of the Loan Documents, to confirm the WCMA Loan Balance, or to establish, perfect and maintain MLBFS' security interests and liens upon the Collateral, including, but not limited to: (i) executing financing statements or amendments thereto when and as reasonably requested by MLBFS; and
(ii) if in the reasonable judgment of MLBFS it is required by local law, causing the owners and/or mortgagees of the real property on which any Collateral may be located to execute and deliver to MLBFS waivers or subordinations reasonably satisfactory to MLBFS with respect to any rights in such Collateral.

                  (i) BINDING EFFECT. This Loan Agreement and the Loan Documents shall be binding upon, and shall inure to the benefit of MLBFS, Customer and their respective successors and assigns. MLBFS reserves the right, at any time while the Obligations remain outstanding, to sell, assign, syndicate or otherwise transfer or dispose of any or all of MLBFS' rights and interests under the Loan Documents. MLBFS also reserves the right at any time to pool the Loans with one or more other loans originated by MLBFS or any other Person, and to securitize or offer interests in such pool on whatever terms and conditions MLBFS shall determine. Customer consents to MLBFS releasing financial and other information regarding the Credit Parties, the Collateral and the Loans in connection with any such sale, pooling, securitization or other offering. Customer shall not assign any of its rights or delegate any of its obligations under this Loan Agreement or any of the Loan Documents without the prior written consent of MLBFS. Unless otherwise expressly agreed to in a writing signed by MLBFS, no such consent shall in any event relieve Customer of any of its obligations under this Loan Agreement or the Loan Documents.

                  (j) INTERPRETATION; CONSTRUCTION. (i) Captions and section and paragraph headings in this Loan Agreement are inserted only as a matter of convenience, and shall not affect the interpretation hereof; (ii) no provision of this Loan Agreement shall be construed against a particular Person or in favor of another Person merely because of which Person (or its representative) drafted or supplied the wording for such provision; and (iii) where the context requires: (a) use of the singular or plural incorporates the other, and (b) pronouns and modifiers in the masculine, feminine or neuter gender shall be deemed to refer to or include the other genders.

                  (k) GOVERNING LAW. This Loan Agreement, and, unless otherwise expressly provided therein, each of the Loan Documents, shall be governed in all respects by the laws of the State of Illinois, not including its conflict of law provisions except to the extent that the laws of another jurisdiction govern perfection, or the effect of perfection or non-perfection, of a security interest in some or all of the Collateral.

                  (l) SEVERABILITY OF PROVISIONS. Whenever possible, each provision of this Loan Agreement and the other Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Loan Agreement or any of the Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without

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

invalidating the remaining provisions of this Loan Agreement and the Loan Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (m) TERM. This Loan Agreement shall become effective on the date accepted by MLBFS at its office in Chicago, Illinois, and, subject to the terms hereof, shall continue in effect so long thereafter as any WCMA Line of Credit shall be in effect, MLBFS shall have any commitment hereunder or there shall be any Letter of Credit or any Obligations outstanding.

                  (n) EXHIBITS. The exhibits and schedules to this Loan Agreement are hereby incorporated and made a part hereof and are an integral part of this Loan Agreement

                  (o) COUNTERPARTS. This Loan Agreement may be executed in one or more counterparts which, when taken together, constitute one and the same agreement.

                  (p) JURISDICTION; WAIVER. Customer, Stratagene and BH LLC acknowledge that this Loan Agreement is being accepted by MLBFS in partial consideration of MLBFS' right and option, in its sole discretion, to enforce this Loan Agreement and all of the Loan Documents in either the State of Illinois or in any other jurisdiction where Customer or any Collateral may be located. Each of Customer, Stratagene and BH LLC irrevocably submits itself to jurisdiction in the State of Illinois and venue in any state or federal court in the County of Cook for such purposes, and each waives any and all rights to contest said jurisdiction and venue and the convenience of any such forum, and any and all rights to remove such action from state to federal court. Customer, Stratagene and BH LLC further agree that they will not commence any action arising out of or related to the Loan Agreement or any of the other Loan Documents against MLBFS in any jurisdiction except in the County of Cook and State of Illinois. Customer, Stratagene and BH LLC further agree that they will not bring any non-compulsory counterclaims in any action by MLBFS arising out of or related to the Loan Agreement or any of the other Loan Documents. Customer, Stratagene and BH LLC agree that all such service of process shall be made by mail or messenger directed to it in the same manner as provided for notices to Customer in this Loan Agreement and that service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) days after the same shall have been posted to Customer or Customer's agent. Nothing contained herein shall affect the right of MLBFS to serve legal process in any other manner permitted by law or affect the right of MLBFS to bring any action or proceeding against Customer, Stratagene and BH LLC or their property in the courts of any other jurisdiction. Customer, Stratagene and BH LLC waive, to the extent permitted by law, any bond or surety or security upon such bond which might, but for this waiver, be required of MLBFS.

                  (q) JURY WAIVER. MLBFS and Customer Stratagene and BH LLC hereby each expressly waives any and all rights to a trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other party with respect to any matter relating to, arising out of or in any way connected with the WCMA Line of Credit, the Obligations, this Loan Agreement, any of the Loan Documents and/or any of the transactions which are the subject matter of this Loan Agreement.

                  (r) INTEGRATION. This Loan Agreement, together with the other Loan Documents, constitutes the entire understanding and represents the full and final agreement between the parties with respect to the subject matter hereof, and may not be contradicted by evidence of prior written agreements or prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements of the parties. Without limiting the foregoing, Customer acknowledges that: (i) no promise or commitment has been made to it by MLBFS, MLPF&S or any of their respective employees, agents or representatives to extend the availability of any WCMA Line of Credit or any Maturity Date, or to increase the principal amounts to be advanced hereunder, or to make any Loan on any terms other than as expressly set forth herein or to otherwise extend any other credit to Customer or any other party; (ii) no purported extension of any Maturity Date, increase in the principal amounts to be advanced hereunder or other extension or agreement to extend credit shall be valid or binding unless expressly set forth in a written instrument signed by MLBFS; and (iii) this Loan Agreement supersedes and replaces any and all proposals, letters of intent and approval and commitment letters from MLBFS to Customer, none of which shall be considered a Loan Document. No amendment or modification of any of the Loan Documents to which Customer is a party shall be effective unless in a writing signed by both MLBFS and Customer.

                  (s) SURVIVAL. All representations, warranties, agreements and covenants contained in the Loan Documents shall survive the signing and delivery of the Loan Documents, and all of the waivers made and indemnification obligations undertaken by Customer shall survive the termination, discharge or cancellation of the Loan Documents.

                  (t) CUSTOMER'S ACKNOWLEDGMENTS. The Customer acknowledges that the Customer: (i) has had ample opportunity to consult with counsel and such other parties as deemed advisable prior to signing and delivering this Loan Agreement and the other Loan Documents; (ii) understands the provisions of this Loan Agreement and the other Loan Documents, including all waivers contained therein; and (iii) signs and delivers this Loan Agreement and the other Loan Documents freely and voluntarily, without duress or coercion.

                  (u) CONFIDENTIALITY. MLBFS agrees that it will use its commercially reasonable efforts not to disclose without the prior consent of the Customer (other than to its employees, auditors, counsel or other professional advisors) any information with respect to Customer or any Credit Party which is furnished pursuant to this Loan Agreement and identified as confidential (or is otherwise reasonably apparent to be confidential); provided, that MLBFS may disclose any such information (a) as has become generally available to the public, (b) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over MLBFS or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation (notice of which will be promptly sent to the Customer to the extent permitted by law),
(d) in order to comply with any law, order, regulation or ruling applicable to MLBFS, and (e) to any of its affiliates or a prospective transferee in connection with any contemplated transfer of any of the loans evidenced hereby or any interest therein by MLBFS; provided, that each such affiliate or prospective transferee agrees to treat such information as confidential in accordance with its standard procedures as to the maintenance of customer confidential information and as otherwise required by applicable law. The confidentiality obligations contained in this Loan Agreement or in any other Loan Document between the parties hereto, as they relate to the Loans, shall not apply to the federal tax structure or federal tax treatment of the Loans and each party hereto (and any employee, affiliate, representative or other agent of either party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of the Loans and all materials of any kind (including opinions or other tax analysis) that are provided to a party relating to such federal tax structure and federal tax treatment, provided, further that such disclosure may not be made until the earliest of (x) the date of the public announcement of discussions relating to the Loans, (y) the date of the public announcement of the Loans to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b) (3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. Subject to the proviso with respect to disclosure in the first sentence of this Section 7.7(s), each party hereto acknowledges that each party hereto (and any employee, affiliate, representative or other agent of either party hereto) has no proprietary or exclusive rights to the federal tax structure of the Loans or any federal tax matter or federal tax idea related to the Loans.

                  (v) All Loans and other extension of credit to the Customer pursuant to this Loan Agreement and the other Loan Documents are business loans.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Loan Agreement has been executed as of the day and year first above written.

                                      BIOCREST MANUFACTURING, L.P.

                                      By: BioCrest Management, L.L.C.
                                      Its:General Partner

                                      By:   /s/ JOSEPH A. SORGE, M.D
                                          ---------------------------------
                                          Name: Joseph A. Sorge, M.D.
                                          Title: Sole Manager

                                      STRATAGENE CORPORATION

                                      By:   /s/ JOSEPH A. SORGE, M.D
                                          ---------------------------------
                                          Name: Joseph A. Sorge, M.D.
                                          Title: Chief Executive Officer

                                      BIOCREST HOLDINGS, L.L.C.

                                      By:  /s/ JOSEPH A. SORGE, M.D
                                          ---------------------------------
                                          Name: Joseph A. Sorge, M.D.
                                          Title: Sole Manager

Accepted at Chicago, Illinois:
MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By:  /s/ PATRICK J. MCCARTHY
   ------------------------------
   Name: Patrick J. McCarthy
   Title: Vice President

                                    EXHIBIT A

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                                    EXHIBIT B

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                                    EXHIBIT C

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                                    EXHIBIT D

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                                    EXHIBIT E

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                                    EXHIBIT F

                             [INTENTIONALLY OMITTED]